As filed with the Securities and Exchange Commission on October 6, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	75-2541756
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062
(972) 444-4900
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Lawrence D. Robinson
Executive Vice President and General Counsel
FelCor Lodging Trust Incorporated
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062-3933
(972) 444-4900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Robert W. Dockery
Jenkens & Gilchrist, P.C.
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202-2799

     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of	Proposed maximum	Amount of
securities to be registered (1)	aggregate offering price (1)	registration fee (1)
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Depositary Shares representing Preferred Stock
Warrants (2)
TOTAL	$600,000,000 (3)	$70,620	(4)(5)(6)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately or together with any other securities covered by this Registration Statement. This registration statement covers offers, sales and other distributions of the securities listed in this table, from time to time, at prices to be determined, as well as (i) shares of preferred stock distributable in accordance with, or upon the termination of, a deposit arrangement for depositary shares so offered, sold or distributed, (ii) shares of common stock issuable upon the exchange or conversion of shares of preferred stock or depositary shares so offered, sold or distributed that are exchangeable for, or convertible into, shares of common stock, and (iii) shares of common stock, shares of preferred stock or depositary shares issuable upon the exercise of warrants so offered, sold or distributed. This registration statement also covers shares of common stock, shares of preferred stock, depositary shares and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the shares of common stock, shares of preferred stock, depositary shares or warrants.

(2)	The warrants covered by this registration statement may be common stock warrants, preferred stock warrants or depositary share warrants.

(3)	The aggregate maximum offering price of all securities issued under this registration statement will not exceed $600,000,000. No separate consideration will be received for shares of common stock or preferred stock that are issued upon conversion or exchange of shares of preferred stock or depositary shares registered hereunder or for shares of preferred stock distributed in accordance with, or upon termination of, a deposit arrangement for depositary shares.

(4)	Calculated under Rule 457(o) promulgated under the Securities Act of 1933.

(5)	Pursuant to Rule 429 promulgated under the Securities Act of 1933, this amount includes an aggregate of $587,715,008 of securities being carried forward in this registration statement from prior registration statements on Form S-3 (File No. 333-46357 – $497,915,008 and File No. 333-25717 – $89,800,000), which have not been sold. The amount of the filing fee associated with these securities, which was previously paid in the prior registration statements on Form S-3, was $111,303 (File No. 333-46357) and $151,516 (File No. 333-25717).

(6)	Pursuant to Rule 457(p) promulgated under the Securities Act of 1933, the registration fee of $1,446, which relates to $12,284,992 of securities initially being covered by this registration statement, is offset against filing fees previously paid in connection with the Form S-4 (File No. 333-62510), filed on June 7, 2001, by FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership and subsequently withdrawn on September 28, 2001.
         PURSUANT TO RULE 429 PROMULGATED UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRANT’S REGISTRATION STATEMENTS ON FORM S-3 (FILE NOS. 333-46357 AND 333-25717).
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 6, 2005.
PROSPECTUS
$600,000,000

FELCOR LODGING TRUST INCORPORATED Common Stock, Preferred Stock, Depositary Shares and Warrants

     Under this prospectus, we may offer, from time to time, in one or more series or classes the following securities:
•	shares of our common stock;

•	whole or fractional shares of our preferred stock;

•	depositary shares representing shares of our preferred stock; and

•	warrants exercisable for our common stock, preferred stock or depositary shares representing preferred stock.
     We may offer these securities with an aggregate public offering price of up to $600,000,000, in amounts, at initial prices and on terms determined at the time of the offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.
     We will provide you with the specific terms of the offering in one or more supplements to this prospectus. In addition, the specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be consistent with our charter or otherwise appropriate to preserve our status as a real estate investment trust for federal income tax purposes. See “Certain Charter, Bylaw And Statutory Provisions – Charter And Bylaw Provisions – Restrictions On Ownership And Transfer.”
     The applicable prospectus supplement also will contain information, where applicable, about United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.
     We may offer the securities directly to investors, through agents designated from time to time by them or us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement describing the method and terms of the offering of those securities.
     Our common stock, $1.95 Series A Cumulative Convertible Preferred Stock and depositary shares representing shares of our 8% Series C Cumulative Redeemable Preferred Stock are listed on the New York Stock Exchange, or NYSE, under the symbols “FCH,” “FCHPRA” and “FCHPRC,” respectively. The last reported sales prices of our common stock, Series A preferred stock and depositary shares representing shares of our Series C preferred stock on the NYSE on October 3, 2005, were $15.14, $24.56 and $24.70, respectively, per share.
     Investing in these securities involves risks. See “Risk Factors” on page 4 of this prospectus for a discussion of certain factors you should consider before investing in these securities.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is               , 2005.

     This prospectus contains registered trademarks and servicemarks owned or licensed by companies other than us, including, but not limited to, Candlewood Suites®, Courtyard by Marriott®, Crowne Plaza®, Disneyland®, Doubletree®, Doubletree Guest Suites®, Embassy Suites Hotels®, Fairfield Inn®, Four Points® by Sheraton, Hampton Inn®, Harvey Hotel®, Harvey Suites®, Hilton®, Hilton Garden Inn®, Hilton Suites®, Holiday Inn®, Holiday Inn & Suites®, Holiday Inn Express®, Holiday Inn Express & Suites®, Holiday Inn Select®, Homewood Suites® by Hilton, Inter-Continental®, Priority Club®, Sheraton®, Sheraton Suites®, St. Regis®, Staybridge Suites®, The Luxury Collection®, W®, Walt Disney World®, Worlds of Fun® and Westin®.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public from the SEC’s web site at “www.sec.gov” and are also available from our web site at “www.felcor.com.” You may also read and copy any document that we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the office of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at The New York Stock Exchange, you should call (212) 656-5060.
     We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933 relating to the securities that may be offered by this prospectus. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about us. The rules and regulations promulgated by the SEC allow us to omit specified information included in the registration statement from this prospectus. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits and schedules filed with it at the locations listed in the previous paragraph.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus information that we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information.
     We incorporate by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and our finances.
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

2.	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005;

3.	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005;

4.	Current Report on Form 8-K filed January 28, 2005;

5.	Current Report on Form 8-K filed February 10, 2005*;

6.	Current Report on Form 8-K filed April 11, 2005;

7.	Current Report on Form 8-K filed May 2, 2005;

8.	Current Report on Form 8-K filed May 3, 2005*;

9.	Current Report on Form 8-K filed June 13, 2005;

10.	Current Report on Form 8-K filed August 4, 2005*;

*	Portions of this report were furnished to the SEC under Item 2.02, Results of Operations and Financial Condition, and Item 7.01, Regulation FD Disclosure. Pursuant to General Instruction B(2) of Form 8-K, the portions of this report submitted under Items 2.02 and 7.01 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not subject to the liabilities of that section. Additionally, all exhibits to this report relating to Items 2.02 and 7.01 are deemed to be “furnished, ” and not “filed,” under Item 9.01, Financial Statements and Exhibits, unless specifically stated otherwise. We are not incorporating by reference in this prospectus those portions of this report that are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and we will not incorporate by reference those portions of any future reports filed on Form 8-K into a filing under the Securities Act of 1933, the Securities Exchange Act of 1934 or into this prospectus that are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, regardless of any general incorporation language in those filings.

11.	Current Report on Form 8-K filed September 2, 2005;

12.	Current Report on Form 8-K filed September 7, 2005;

13.	Description of our common stock, $1.95 Series A Cumulative Convertible Preferred Stock and 8% Series C Cumulative Redeemable Preferred Stock contained in our registration statements on Form 8-A, including any amendments or reports filed for the purpose of updating their descriptions.
     All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or Exchange Act, after the date of this prospectus and prior to the termination of the offering of securities covered by this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of that document. Any statement contained in this prospectus, or in any document incorporated or deemed incorporated by reference in this prospectus, shall be deemed to modify or supersede, for purposes of this prospectus, to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address: Lawrence D. Robinson, Executive Vice President, General Counsel and Secretary, FelCor Lodging Trust Incorporated, 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062, telephone (972) 444-4900, or by e-mail at information@felcor.com.

OUR COMPANY
     Unless the context otherwise indicates, the words “we,” “our,” “ours,” “us” and the “Company” refer to FelCor Lodging Trust Incorporated, or FelCor, FelCor Lodging Limited Partnership, or FelCor LP, and their respective subsidiaries, collectively.
     We are one of the nation’s largest public lodging real estate investment trusts, or REITs, based on total assets and number of hotels owned. As the sole general partner of, and the owner of a greater than 95% partnership interest in FelCor LP, we had ownership interests in 140 hotels at June 30, 2005. All of our operations are conducted solely through FelCor LP or its subsidiaries. At June 30, 2005, we owned a 100% interest in 108 hotels, a 90% or greater interest in entities owning seven hotels, a 75% interest in an entity owning one hotel, a 60% interest in an entity owning two hotels, a 51% interest in an entity owning three hotels and a 50% interest in entities owning 19 hotels. As a result of our ownership interests in the operating lessees of 135 of these hotels, we reflect their operating revenues and expenses in our consolidated statements of operations. The operations of 133 of the 135 consolidated hotels were included in continuing operations at June 30, 2005. The remaining two hotels were subject to firm sale contracts at June 30, 2005, and their operations were included in discontinued operations. The operating revenues and expenses of the remaining five unconsolidated hotels were reported on the equity method.
     Our hotels are located in the United States (31 states) and Canada (two hotels), with concentrations in Texas (26 hotels), California (19 hotels), Florida (16 hotels) and Georgia (14 hotels). We own the largest number of Embassy Suites Hotels and independently owned Doubletree-branded hotels in North America. At June 30, 2005, we had 15 hotels that had been identified as non-strategic assets to be sold, two of which were subject to firm sale contracts and were classified as “held for sale” and one of which has since been sold.
     We have identified three long-term strategic objectives: growth in our earnings; improvement in our return on invested capital; and a reduction in our overall financial leverage. In order to achieve these strategic objectives, our business strategy is to: dispose of non-strategic hotels; acquire hotels that meet our refined investment strategy; improve the competitive positioning of our core hotels through aggressive asset management and the judicious application of capital; and pay down debt through a combination of operational cash flow, the sale of non-strategic hotels and, if appropriate, other capital transactions. We continue to examine our portfolio to address market supply and concentration of risk issues. Additionally, we are considering external growth, through acquisition of hotels, that does three things: increases long-term shareholder value; improves the quality of our portfolio; and improves both our market distribution and future earnings before interest, taxes, depreciation and amortization, or EBITDA, growth.
     Our principal executive offices are located at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062, telephone number (972) 444-4900.

RISK FACTORS
     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business operations.
     If any of the risks actually occur, they could materially adversely affect our business, financial condition or results of operations.
Future terrorist activities and United States military involvement in the Middle East and elsewhere may result in reducing business and leisure travel, which would reduce our revenues.
     The terrorist attacks of September 11, 2001, caused a significant disruption in travel-related businesses in the United States. Consistent with the rest of the lodging industry, we experienced substantial declines in occupancy and average daily rate, or ADR, due to a decline in both business and leisure travel in 2001 and the continued decline in business travel in 2002. In 2003, the continuing sluggish economy, the crisis in the Middle East, culminating in Operation Iraqi Freedom, continued United States military involvement in the Middle East and ongoing threats of terrorism acted to restrict travel and lodging demand. While the lodging industry experienced the beginnings of a recovery in 2004, another act of terrorism in the United States, protracted or expanded United States military involvement in the War on Terrorism, heightened “Threat Levels,” contractions in the airline industry, or increased fuel costs or security precautions making air travel more expensive or difficult could limit or delay any recovery, or result in further decreases, in travel and our revenues. We are unable to predict with certainty when or if travel and lodging demand will be fully restored to levels experienced prior to 2001. The factors described above, as well as other political or economic events, may limit or delay any recovery in the lodging industry, thereby extending the already lengthy period of uncertainty that has adversely affected the lodging industry, including us, as a result of reduced public travel.
Our financial leverage is high and is exacerbated by depressed operating cash flows.
     At June 30, 2005, our consolidated debt of approximately $1.7 billion represented 53% of our total market capitalization. The decline in our revenues and cash flow from operations during 2001, 2002 and 2003 have resulted in a reduction of our public debt ratings and may limit our access to additional debt capital. Our senior unsecured public notes currently are rated B1 by Moody’s Investors Service, and B- by Standard & Poor’s, which are considered below investment grade. Historically, we have incurred debt for acquisitions and to fund our renovation, redevelopment and rebranding programs. Limitations upon our access to debt financing could adversely affect our ability to fund these activities and programs in the future.
     Our financial leverage could have important consequences. For example, it could:
•	limit our ability to obtain additional financing for working capital, renovation, redevelopment and rebranding plans, acquisitions, debt service requirements and other purposes;

•	require us to agree to additional restrictions and limitations on our business operations and capital structure to obtain additional financing;

•	increase our vulnerability to adverse economic and industry conditions, as well as to fluctuations in interest rates;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for capital expenditures, future business opportunities, the payment of dividends or other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

•	place us at a competitive disadvantage, compared to our competitors that have less debt.
     We may be able to incur substantial debt in the future, which could increase the risks described above. Based upon our calculation of the limitations imposed by the restrictive debt covenants described below, assuming additional debt was borrowed at a 7% annual interest rate and invested in assets generating annual EBITDA equal to

7% of their cost, at June 30, 2005, we could have incurred approximately $1.2 billion of additional indebtedness, all of which could have been secured indebtedness.
     In addition, we may be able to borrow up to the greater of $50 million or 1.5 times our consolidated EBITDA for the trailing four quarters under a line of credit and incur indebtedness to refinance or refund existing indebtedness, even if the incurrence tests described below are not satisfied.
We have restrictive debt covenants that could adversely affect our ability to finance our operations or engage in other business activities.
     The indentures governing our outstanding senior unsecured public notes contain various restrictive covenants and incurrence tests, including, among others, provisions that can restrict our ability to:
•	incur any additional indebtedness if, after giving effect the incurrence, our consolidated indebtedness would exceed 60% of our adjusted total assets or our interest coverage ratio, as defined in the indentures, would be less than 2.0 to 1;

•	incur any additional secured indebtedness or subsidiary debt if, after giving effect the incurrence, our consolidated secured indebtedness and subsidiary debt exceeds 40% of our adjusted total assets;

•	make common and preferred distributions;

•	make investments;

•	engage in transactions with affiliates;

•	incur liens;

•	merge or consolidate with another person;

•	dispose of all or substantially all of our assets; and

•	permit limitations on the ability of our subsidiaries to make payments to us.
     These restrictions may adversely affect our ability to finance our operations or engage in other business activities that may be in our best interest.
     Under the terms of the indenture governing one series of our outstanding senior unsecured public notes, we are prohibited from repurchasing any of our capital stock, whether common or preferred, subject to certain exceptions, so long as our debt-to-EBITDA ratio, as defined in the indenture, exceeds 4.85 to 1. Because our debt-to-EBITDA ratio was greater than 4.85 to 1 during fiscal 2003 and 2004, we were restricted in making capital stock repurchases during these periods. Although our current debt-to-EBITDA ratio is slightly below that threshold, a decline in our EBITDA or an increase in our debt could raise our ratio above the 4.85 to 1 threshold. Accordingly, we may again be prohibited from purchasing any of our capital stock, except as permitted under limited exceptions, including from the proceeds of a substantially concurrent issuance of other capital stock.
     If actual operating results fail to meet our current expectations, as reflected in our current public guidance, or if interest rates increase more than we expect, we may be unable to continue to satisfy the incurrence test under the indentures governing our senior unsecured public notes. In such an event, we may be prohibited from incurring additional indebtedness, except to repay or refinance maturing debt with debt of similar priority in the capital structure, and may be prohibited from, among other things, paying dividends on our preferred or common stock, except to the extent necessary to satisfy the REIT qualification requirement that we distribute currently at least 90% of our taxable income.
     Our failure to timely satisfy any judgment or recourse indebtedness, if in the amount of $10 million or more, could result in the acceleration of most of our unsecured recourse indebtedness. We may not be able to refinance or repay our debt in full under those circumstances.

Future or existing relationships may result in certain of our directors and officers having interests that conflict with ours.
     Adverse tax consequences to affiliates upon a sale of certain hotels. Thomas J. Corcoran, Jr., our President and Chief Executive Officer and a director, and Robert A. Mathewson, a director, may incur additional tax liability if we sell our investments in six hotels that we acquired in July 1994 from partnerships in which they were investors. Consequently, our interests could differ from Messrs. Corcoran’s and Mathewson’s interests in the event that we consider a sale of any of these hotels. Decisions regarding a sale of any of these six hotels must be made by a majority of our independent directors.
     Conflicts of interest. A director who has a conflict of interest with respect to an issue presented to our board of directors will have no legal obligation to abstain from voting upon that issue. We do not have provisions in our bylaws or charter that require an interested director to abstain from voting upon an issue, and we do not expect to add provisions in our charter and bylaws to this effect. Although each director has a duty of loyalty to us, there is a risk that, should an interested director vote upon an issue in which he or one of his affiliates has an interest, his vote may reflect a bias that could be contrary to our best interests. In addition, even if an interested director abstains from voting, the director’s participation in the meeting and discussion of an issue in which he has, or companies with which he is associated have, an interest could influence the votes of other directors regarding the issue.
We are subject to the risks inherent in the hospitality industry.
     The economic slowdown that began in 2001 has had a significant adverse effect on our revenue per available room and results of operations. Unless the current economic recovery continues, the effects on our financial condition could be material. We experienced declines in revenue per available room, or RevPAR, beginning in March 2001 through 2003. A sharp reduction in business travel was the primary cause of the RevPAR decline. The decreased occupancies led to declines in room rates, as hotels competed more aggressively for guests. Both of these factors have had a significant adverse effect on our RevPAR, operating margins and results of operations. Primarily as a result of the concentration of our hotels in certain markets, the RevPAR performance of our hotels was below the national average during the three years ended December 31, 2004. The following table reflects the RevPAR changes experienced by our hotels, as a group on a same-store basis, compared to all United States hotels, as a group, for the past three calendar years and for the six months ended June 30, 2004 and 2005.

	Change in RevPAR
	Six Months Ended
	June 30,		Year Ended December 31,
	2005	2004	2004	2003	2002
All FelCor hotels	+8.2%	+5.8%	+4.9%	-4.0%	-7.6%
All United States hotels	+7.8%	+8.2%	+7.8%	+4.0%	-2.7%
     If the current economic recovery stalls, or if the lodging industry fails to benefit from the recovery for a protracted period of time, or if the markets in which we have significant concentrations should fail to participate in any recovery in the industry, our results of operations and financial condition could deteriorate.
     Investing in hotel assets involves special risks. We have invested in hotel-related assets, and our hotels are subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms, and generally include:
•	competition from other hotels;

•	construction of more hotel rooms in a particular area than needed to meet demand;

•	the current high cost of, and any further increases in, fuel costs and other travel expenses, inconveniences and other events that reduce business and leisure travel;

•	adverse effects of declines in general and local economic activity;

•	fluctuations in our revenue caused by the seasonal nature of the hotel industry;

•	a downturn in the hotel industry; and

•	risks generally associated with the ownership of hotels and real estate, as discussed below.

     We could face increased competition. Each of our hotels competes with other hotels in its geographic area. A number of additional hotel rooms have been, or may be, built in a number of the geographic areas in which our hotels are located, which could adversely affect both occupancy and rates in the markets in which our hotels are located. A significant increase in the supply of Midprice, Upscale and Upper Upscale hotel rooms and suites, if demand fails to increase at least proportionately, could have a severe adverse effect on our business, financial condition and results of operations.
     We face reduced coverages and increased costs of insurance. In an effort to keep our cost of insurance within reasonable limits, we have only purchased terrorism insurance for those hotels that are secured by mortgage debt, as required by our lenders. Our terrorism insurance policies have both per occurrence and aggregate limits of $52.5 million with regard to 77 hotels and $75 million with regard to 16 hotels. We have established a self-insured retention of $250,000 per occurrence for general liability insurance with regard to 71 of our hotels. The remainder of our hotels participate in general liability programs sponsored by our managers, with no deductible. Our property insurance has a $100,000 all risk deductible, a deductible of 2% of insured value for named windstorm coverage and a deductible of 5% of insured value for California earthquake coverage. Should uninsured or not fully insured losses be substantial, they could have a material adverse impact on our operating results, cash flows and financial condition.
     We have geographic concentrations that may create risks from regional or local economic, seismic or weather conditions. At June 30, 2005, approximately 58% of our hotel rooms were located in, and 51% of our 2004 hotel operating profits were generated from, four states: California, Florida, Georgia and Texas. Additionally, at December 31, 2004, we had concentrations in three major metropolitan areas, Atlanta, Los Angeles and Dallas, which together represented approximately 19% of our hotel operating profits for the year ended December 31, 2004. Therefore, adverse economic, seismic or weather conditions in these states or metropolitan areas will have a greater adverse effect on us than on the industry as a whole.
     We had 13 hotels at June 30, 2005 that we intend to sell within 15 months. We may be unable to sell these hotels at acceptable prices, or at all, within the proposed time frame. If we are unable to sell these hotels at anticipated prices, we may realize additional losses upon sale. Even if we are successful in selling these hotels as contemplated, if we fail to reinvest the net proceeds in a manner that will generate returns equal to, or better than, the hotels sold, our results of operations will be adversely affected.
     The sale of hotels managed by InterContinental Hotels Group PLC could result in reinvestment requirements or liquidated damages. We are required to reinvest the proceeds from the sale of InterContinental Hotels Group PLC, or IHG, managed hotels in other hotels to be managed by IHG or pay substantial termination fees. Termination fees, stated in terms of liquidated damages for the termination of the management agreement, vary by hotel, depending upon the remaining term of the applicable management agreement, and are based upon a multiple of the trailing twelve months’ management fees paid to IHG. The multiples for 2005, range from 6.0 to 8.7 times the past year’s management fees and decline annually through the term of the agreement. No termination fee or liquidated damages will be incurred by us if we timely reinvest the net proceeds from the sale of an IHG managed hotel in an approved substitute hotel to be managed by IHG under the master management agreement.
     As of September 15, 2005, we had an unsatisfied reinvestment obligation of $35 million. If we do not fulfill this reinvestment obligation within twelve months of the date of sale, we will be required to pay liquidated damages to IHG aggregating $13 million. Additionally, until the earlier of either our satisfaction of the reinvestment requirement or the payment of liquidated damages, we are required to pay monthly termination fees of $119,000 (based on the hotels we have sold through September 30, 2005), which payments will be offset against any liquidated damages payable with respect to these properties. In addition, eight of the twelve remaining hotels previously identified for sale are managed by IHG and subject to the reinvestment obligations in the event they are sold. We will incur additional reinvestment obligations of approximately $40 million if these hotels are sold at currently estimated prices or, if the proceeds of sale are not so reinvested, we will incur approximately $12 million in additional liquidated damages for which we would be liable to IHG.
     We are subject to possible adverse effects of franchise and license agreement requirements. Substantially all of our hotels are operated under existing franchise or license agreements with nationally recognized hotel brands. Each agreement requires that the licensed hotel be maintained and operated in accordance with specific standards and restrictions in order to maintain uniformity within the franchisor system. Compliance with these standards, and changes in these standards, could require us to incur significant expenses or capital expenditures, which could adversely affect our results of operations and ability to pay dividends to our stockholders and service our indebtedness.
     If a franchise or license agreement terminates due to our failure to make required improvements, we may be liable to the brand manager or franchisor for a termination payment. These termination payments vary by agreement and hotel, but are generally measured by a multiple of between 3.0 and 8.7 times the annual fees received by the franchisor or brand manager. The loss of a substantial number of brand licenses could have a material adverse effect on our business because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the brand manager or franchisor. Our franchise agreements also expire or terminate, subject to certain specified renewal rights, at various times. As a condition of the renewal or extension of the franchise agreements, the brand owner may require the payment of substantial fees and may require substantial capital improvements to be made to the hotels for which we would be responsible. During the next five years, the franchise or license agreements applicable in respect of 15 of our hotels are scheduled to expire in accordance with their terms.
     We are subject to the risks of brand concentration. We are subject to the potential risks associated with the concentration of our hotels under a limited number of brands. A negative public image or other adverse event that becomes associated with the brand could adversely affect hotels operated under that brand.
     The following table reflects the operating profit from our consolidated portfolio of 130 hotels included in continuing operations as of June 30, 2005, generated by hotels operated under each of the indicated brands during the year ended December 31, 2004:

		% of 2004 Hotel
	Hotels	Operating Profit
Embassy Suites hotels	55	52%
Holiday Inn-branded hotels	36	22
Sheraton-branded hotels	10	10
Doubletree-branded hotels	10	6
Crowne Plaza hotels	12	5
     Should any of these brands suffer a significant decline in popularity with the traveling public, it could adversely affect our revenues and profitability.
     We are subject to the risks of hotel operations. Through our ownership of the lessees of our hotels, we are subject to the risk of fluctuating hotel operating expenses at our hotels, including, but not limited to:
•	wage and benefit costs;

•	repair and maintenance expenses;

•	gas and electricity costs;

•	insurance costs, including health, general liability and workers compensation;

•	costs associated with the bankruptcy of one or more major air carriers, which could increase significantly our bad debt exposure; and

•	other operating expenses.
     In addition, we are subject to the risks of a decline in operating margins, which occurs when hotel operating expenses increase disproportionately to revenues. These operating expenses and margins are within the control of our brand-owner managers, over which we have limited control, resulting in an increased risk of volatility in our results of operations.
     The lodging business is seasonal in nature. Generally, hotel revenues for our hotel portfolio are greater in the second and third calendar quarters than in the first and fourth calendar quarters, although this may not be true for hotels in major tourist destinations. Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. Seasonal variations in revenue at our hotels can be expected to cause quarterly fluctuations in our revenues. Quarterly earnings also may be adversely affected by events beyond our control, such as extreme weather conditions, economic factors and other considerations affecting travel.
     We lack control over the management and operations of our hotels. We are dependent on the ability of independent third party managers to operate and manage our hotels. In order to maintain our REIT status, we cannot operate our hotels or any subsequently acquired hotels. As a result, we are unable to directly implement strategic business decisions for the operation and marketing of our hotels, such as decisions with respect to the setting of room rates, the salary and benefits provided to hotel employees, the conduct of food and beverage operations and similar matters.
Our ability to grow or sustain our business may be limited by our ability to attract debt or equity financing, and we may have difficulty accessing capital on attractive terms.
     We may not be able to fund future growth and operations solely from cash provided from operating activities because of reduced cash flows and our obligation to distribute at least 90% of our taxable income each year to maintain our status as a REIT. Consequently, we may be forced to rely upon the proceeds of hotel sales or the availability of debt or equity capital to fund hotel acquisitions and necessary capital improvements, and we may be dependent upon our ability to attract debt financing from public or institutional lenders. The capital markets have been, and in the future may be, adversely affected by various events beyond our control, such as the United States’ military involvement in the Middle East and elsewhere, the terrorist attacks on September 11, 2001, the ongoing War on Terrorism by the United States and the bankruptcy of major companies, such as Enron Corp. Similar events, such as an escalation in the War on Terrorism, new terrorist attacks or additional bankruptcies in the future, as well as other events beyond our control, could adversely affect the availability and cost of capital for our business. We cannot assure you that we will be successful in attracting sufficient debt or equity financing to fund future growth and operations, or to pay or refinance existing debt, at an acceptable cost, or at all.
We own, and may acquire, interests in hotel joint ventures with third parties that expose us to some risk of additional liabilities or capital requirements.
     We own, through our subsidiaries, interests in several real estate joint ventures with third parties. Joint ventures that are not consolidated into our financial statements owned a total of 19 hotels, in which we had an aggregate investment of $106 million at June 30, 2005. The operations of 14 of these hotels are included in our consolidated results of operations due to our majority ownership of the lessees of these hotels. None of our directors or officers hold any interest in any of these ventures. Our joint venture partners are affiliates of Hilton, with respect to twelve hotels, affiliates of Starwood Hotels & Resorts Worldwide, Inc., or Starwood, with respect to one hotel, and private entities or individuals with respect to six hotels. The ventures and hotels were subject to non-recourse mortgage loans aggregating $208 million at June 30, 2005.
     The personal liability of our subsidiaries under existing non-recourse loans secured by the hotels of our joint ventures is generally limited to the guaranty of the borrowing ventures’ personal obligations to pay for the lender’s losses caused by misconduct, fraud or misappropriation of funds by the ventures and other typical exceptions from the non-recourse covenants in the mortgages, such as those relating to environmental liability. We may invest in other ventures in the future that own hotels and have recourse or non-recourse debt financing. If a venture defaults under its mortgage loan, the lender may accelerate the loan and demand payment in full before taking action to foreclose on the hotel. As a partner or member in any of these ventures, our subsidiary may be exposed to liability for claims asserted against the venture, and the venture may not have sufficient assets or insurance to discharge the liability.
     Our subsidiaries may not legally be able to control decisions being made regarding these ventures and their hotels. In addition, the hotels in a venture may perform at levels below expectations, resulting in the potential for insolvency of the venture unless the partners or members provide additional funds. In some ventures, the partners or members may elect to make additional capital contributions. We may be faced with the choice of losing our investment in a venture or investing additional capital in it with no guaranty of receiving a return on that investment.
     In the second quarter of 2005, we surrendered five of eight limited service hotels, owned by a consolidated joint venture, to their non-recourse mortgage holder. The three remaining hotels were surrendered to their non-recourse mortgage holder in the third quarter of 2005. The three hotels remaining at June 30, 2005, had an aggregate fair market value below the outstanding debt balance of $25 million, are generally located in depressed markets, and are expected to generate negative cash flow for the foreseeable future.
As a REIT, we are subject to specific tax laws and regulations, the violation of which could subject us to significant tax liabilities.
     The federal income tax laws governing REITs are complex. We have operated, and intend to continue to operate, in a manner that is intended to enable us to qualify as a REIT under the federal income tax laws. The REIT qualification requirements are extremely complicated, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we have been, or will continue to be, successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT.
     Failure to make required distributions would subject us to tax. Each year, a REIT must pay out to its stockholders at least 90% of its taxable income, other than any net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible tax if the actual amount we pay out to our stockholders in a calendar year is less than the minimum amount specified under federal tax laws. FelCor’s only source of funds to make these distributions comes from distributions from FelCor LP. Accordingly, we may be required to borrow money or sell assets to enable us to pay out enough of our taxable income to satisfy the distribution requirements and to avoid corporate income tax and the 4% tax in a particular year.
     Failure to qualify as a REIT would subject FelCor to federal income tax. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax at regular corporate rates on our taxable income for any taxable year for which the statute of limitations remains open. We might need to borrow money or sell hotels in order to obtain the funds necessary to pay this tax. If we cease to be a REIT, we no longer would be required to distribute most of our taxable income to our stockholders. Unless our failure to qualify as a REIT was excused under federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.
     A sale of assets acquired from Bristol Hotel Company within ten years after the merger may result in us incurring corporate income tax. If we sell any asset acquired from Bristol Hotel Company, or Bristol, within ten years after our 1998 merger with Bristol, and we recognize a taxable gain on the sale, we will be taxed at the highest corporate rate on an amount equal to the lesser of:
•	the amount of gain recognized at the time of the sale; or

•	the amount of gain that we would have recognized if we had sold the asset at the time of the Bristol merger for its then fair market value.
     The sales of Bristol hotels that have been made to date have not resulted in any material amount of tax liability to us. If we are successful in selling the hotels that we have designated as sale hotels, the majority of which are Bristol hotels, we could incur corporate income tax with respect to the related built-in gain.
Departure of key personnel, including Mr. Corcoran, would deprive us of the institutional knowledge, expertise and leadership they provide.
     Our management includes four senior-level executive positions, including the President and Chief Executive Officer, currently Mr. Corcoran, and three Executive Vice Presidents. The persons in these positions generally possess institutional knowledge about our organization or the hospitality or real estate industries, have significant expertise in their fields and possess leadership skills that are important to our operations. The loss of any of our senior executive officers could adversely affect our ability to execute our business strategy.

We are subject to the risks of real estate ownership, which could increase our costs of operations.
     General Risks. Our investments in hotels are subject to the numerous risks generally associated with owning real estate, including among others:
•	adverse changes in general or local economic or real estate market conditions;

•	changes in zoning laws;

•	increases in supply or competition;

•	changes in traffic patterns and neighborhood characteristics;

•	increases in assessed valuation and real estate tax rates;

•	increases in the cost of property insurance;

•	recent and future increases in the cost of wood, steel, concrete and other building materials, which increase the cost of renovations, expansions and new construction;

•	costly governmental regulations and fiscal policies;

•	the potential for uninsured or underinsured property losses;

•	the potential that we are unable to meet all requirements under the Americans with Disabilities Act;

•	the impact of environmental laws and regulations; and

•	other circumstances beyond our control.
Moreover, real estate investments are relatively illiquid, and we may not be able to adjust our portfolio in a timely manner to respond to changes in economic and other conditions.
     Compliance with environmental laws may adversely affect our financial condition. Owners of real estate are subject to numerous federal, state, local and foreign environmental laws and regulations. Under these laws and regulations, a current or former owner of real estate may be liable for the costs of remediating hazardous substances found on its property, whether or not it was responsible for their presence. In addition, if an owner of real property arranges for the disposal of hazardous substances at another site, it also may be liable for the costs of remediating the disposal site, even if it did not own or operate the disposal site. This liability may be imposed without regard to fault or the legality of a party’s conduct and may, in certain circumstances, be joint and several. A property owner also may be liable to third parties for personal injuries or property damage sustained as a result of its release of hazardous or toxic substances, including asbestos-containing materials, into the environment. Environmental laws and regulations may require us to incur substantial expenses and limit the use of our properties. We could have substantial liability for a failure to comply with applicable environmental laws and regulations, which may be enforced by the government or, in certain instances, by private parties. The existence of hazardous substances on a property also can adversely affect the value of, and the owner’s ability to use, sell or borrow against, the property.
     We cannot provide assurances that future or amended laws or regulations, or more stringent interpretations or enforcement of existing environmental requirements, will not impose any material environmental liability, or that the environmental condition or liability relating to the hotels will not be affected by new information or changed circumstances, by the condition of properties in the vicinity of the hotels, including the presence of leaking underground storage tanks, or by the actions of unrelated third parties.
     Compliance with the Americans with Disabilities Act may adversely affect our financial condition. Under the Americans with Disabilities Act of 1990, all public accommodations, including hotels, are required to meet certain federal requirements for access and use by disabled persons. Various state and local jurisdictions also have adopted requirements relating to the accessibility of buildings to disabled persons. We believe that our hotels substantially comply with the requirements of the Americans with Disabilities Act and other applicable laws. A determination that the hotels are not in compliance with these laws, however, could result in liability for both governmental fines and payments to private parties. If we were required to make unanticipated major modifications to our hotels to comply with the requirements of the Americans with Disabilities Act and other similar laws, it could adversely affect our ability to make distributions to our stockholders and to pay our obligations.

Our charter contains limitations on ownership and transfer of shares of our stock that could adversely affect attempted transfers of our capital stock.
     To maintain our status as a REIT, no more than 50% in value of our outstanding stock may be owned, actually or constructively, under the applicable tax rules, by five or fewer persons during the last half of any taxable year. Our charter prohibits, subject to some exceptions, any person from owning more than 9.9%, as determined in accordance with the provisions of the Internal Revenue Code and the Exchange Act, of the number of outstanding shares of any class of our stock. Our charter also prohibits any transfer of our stock that would result in a violation of the 9.9% ownership limit, reduce the number of stockholders below 100 or otherwise result in our failure to qualify as a REIT. Any attempted transfer of shares in violation of the charter prohibitions will be void, and the intended transferee will not acquire any right in those shares. We have the right to take any lawful action that we believe is necessary or advisable to ensure compliance with these ownership and transfer restrictions and to preserve our status as a REIT, including refusing to recognize any transfer of stock in violation of our charter.
Some provisions in our charter and bylaws and Maryland law make a takeover of us more difficult.
     Ownership Limit. The ownership and transfer restrictions of our charter may have the effect of discouraging or preventing a third party from attempting to gain control of us without the approval of our board of directors. Accordingly, it is less likely that a change in control, even if beneficial to stockholders, could be effected without the approval of our board of directors.
     Staggered Board. Our board of directors is divided into three classes. Directors in each class are elected for terms of three years. As a result, the ability of stockholders to effect a change in control of us through the election of new directors is limited by the inability of stockholders to elect a majority of our board of directors at any particular meeting.
     Authority to Issue Additional Shares. Under our charter, our board of directors may issue up to an aggregate of 20 million shares of preferred stock without stockholder action. The preferred stock may be issued, in one or more series, with the preferences and other terms designated by our board of directors that may delay or prevent a change in control of us, even if the change is in the best interests of stockholders. As of September 23, 2005, we have outstanding 12,880,475 shares of our $1.95 Series A Cumulative Convertible Preferred Stock and 67,980 shares, represented by 6,798,000 depositary shares, of our 8% Series C Cumulative Redeemable Preferred Stock.
     Maryland Takeover Statutes. As a Maryland corporation, we are subject to various provisions under the Maryland General Corporation Law, including the Maryland Business Combination Act, that may have the effect of delaying or preventing a transaction or a change in control that might involve a premium price for the stock or otherwise be in the best interests of stockholders. Under the Maryland business combination statute, some “business combinations,” including some issuances of equity securities, between a Maryland corporation and an “interested stockholder,” which is any person who beneficially owns 10% or more of the voting power of the corporation’s shares, or an affiliate of that stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. After the five year moratorium, any of these business combinations must be approved by a stockholder vote meeting two separate super majority requirements, unless, among other conditions, the corporation’s common stockholders receive a minimum price, as defined in the statute, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its common shares. IHG is an interested stockholder. Our charter currently provides that the Maryland Control Share Acquisition Act will not apply to any of our existing or future stock. That statute may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. To the extent these or other laws are applicable to us, they may have the effect of delaying or preventing a change in control of us even though beneficial to our stockholders.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Exchange Act that involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology, including, without limitation, “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “pro forma” or other variations of these terms, including their use in the negative, or by discussions of strategies, plans or intentions. A number of factors could cause actual results to differ materially from those anticipated by these forward-looking statements. Among these factors are:
•	general economic and lodging industry conditions, including the failure of the current recovery in the economy to continue, the realization of anticipated job growth, the impact of the United States military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of high fuel costs and increased security precautions and the impact that the bankruptcy of one or more major air carriers may have on our revenues and receivables;

•	our overall debt levels and our ability to obtain new financing and service debt;

•	our inability to retain earnings;

•	our liquidity and capital expenditures;

•	our growth strategy and acquisition activities;

•	our inability to sell the non-strategic hotels held for sale at anticipated prices; and

•	competitive conditions in the lodging industry.
In addition, these forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect. Accordingly, while we believe that the plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot assure you that those plans, intentions or expectations will be achieved. The information contained in this prospectus, including “Risk Factors,” and the documents incorporated by reference identifies important factors that could cause these differences.
USE OF PROCEEDS
     Unless otherwise described in the applicable prospectus supplement, FelCor will contribute all of the net proceeds from the sale of shares of common stock, shares of preferred stock, depositary shares representing shares of preferred stock and warrants under this prospectus to FelCor LP in exchange for comparable units of partnership interest, or Units, in FelCor LP. The specific terms of the Units to be so issued by FelCor LP, to the extent the terms are not described in this prospectus, will be set forth in the applicable prospectus supplement. FelCor LP intends to use the net proceeds contributed to it for various purposes, including, without limitation, the acquisition of additional hotel assets, the repayment of outstanding indebtedness, the repurchase or redemption of outstanding securities, the improvement or expansion of one or more of its hotel properties or for working capital purposes. Pending any use, the net proceeds of any offering of securities may be invested in short-term, investment grade securities or instruments, interest-bearing bank accounts, certificates of deposit, mortgage participations or similar securities, to the extent consistent with our qualification as a REIT, our charter and agreements with our lenders.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS
     The following table represents the ratio of our earnings to combined fixed charges and preferred stock dividends for the periods indicated:

										Six Months Ended
	Year Ended December 31,									June 30,
	2000	2001		2002		2003		2004		2004		2005
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.2	(a	)	(b	)	(c	)	(d	)	(e	)	(f	)

(a)	For the year ended December 31, 2001, we incurred a loss from continuing operations. Our earnings would have had to have been $85 million greater than they were to have covered our fixed charges and preferred stock dividends. During 2001, we had cash flow provided by operating activities of $145 million, which was sufficient to cover the $25 million of dividends to preferred stockholders for that year.

(b)	For the year ended December 31, 2002, we incurred a loss from continuing operations. Our earnings would have had to have been $73 million greater than they were to have covered our fixed charges and preferred stock dividends. During 2002, we had cash flow provided by operating activities of $106 million, which was sufficient to cover the $26 million of dividends to preferred stockholders for that year.

(c)	For the year ended December 31, 2003, we incurred a loss from continuing operations. Our earnings would have had to have been $216 million greater than they were to have covered our fixed charges and preferred stock dividends. During 2003, we had cash flow provided by operating activities of $53 million, which was sufficient to cover the $27 million of dividends to preferred stockholders for that year.

(d)	For the year ended December 31, 2004, we incurred a loss from continuing operations. Our earnings would have had to have been $146 million greater than they were to have covered our fixed charges and preferred stock dividends. During 2004, we had cash flow provided by operating activities of $33 million, and at December 31, 2004, we had cash and cash equivalents of $119 million, the combination of which was sufficient to cover the $35 million of dividends to preferred stockholders for that year.

(e)	For the six months ended June 30, 2004, we incurred a loss from continuing operations. Our earnings would have had to have been $68 million greater than they were to have covered our fixed charges and preferred stock dividends. During the first six months of 2004, we had cash flow provided by operating activities of $20 million, which was sufficient to cover the $16 million of dividends to preferred stockholders for that period.

(f)	For the six months ended June 30, 2005, we had income from continuing operations of $5 million. Our earnings would have had to have been $17 million greater than they were to have covered our fixed charges and preferred stock dividends. During the first six months of 2005, we had cash flow provided by operating activities of $73 million, which was sufficient to cover the $20 million of dividends to preferred stockholders for that period.

DESCRIPTION OF COMMON STOCK
     The description of our common stock set forth below describes certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of shares of preferred stock or depositary shares representing shares of preferred stock or upon exercise of warrants issued by us. The following description of our common stock is a summary and is not intended to be complete. You also should review our charter and bylaws, copies of which are available from us upon request. See “Certain Charter, Bylaw And Statutory Provisions — Charter And Bylaw Provisions” and “Where You Can Find More Information.”
General
     Under our charter, we have the authority to issue up to 200,000,000 shares of common stock, $0.01 par value per share. Under Maryland law, stockholders generally are not responsible for the corporation’s debts or obligations. At September 15, 2005, we had outstanding 60,181,399 shares of common stock.
Terms
     Subject to the preferential rights of any series of our preferred stock outstanding, the holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including in the election of directors. Our charter does not provide for cumulative voting in the election of directors. Except as otherwise required by law or provided in articles supplementary relating to preferred stock of any series, the holders of our common stock exclusively possess all voting power.
     Subject to any preferential rights of any series of our preferred stock outstanding, the holders of our common stock are entitled to those dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefor and, upon liquidation, are entitled to receive, pro rata, all assets of FelCor available for distribution to holders of shares of common stock. All shares of common stock, when issued, will be fully paid and nonassessable and will have no preemptive rights. FelCor may, however, enter into contracts with certain stockholders to grant those holders preemptive rights.
Restrictions on Ownership and Transfer
     The shares of our common stock are subject to certain restrictions upon their ownership and transfer, which were adopted for the purpose of enabling FelCor to preserve its status as a REIT. For a description of these restrictions and the Maryland Anti-Takeover Statutes, see the discussions below under the captions, “Certain Charter, Bylaw And Statutory Provisions — Charter and Bylaw Provisions — Restrictions On Ownership And Transfer” and “Certain Charter, Bylaw And Statutory Provisions — Maryland Anti-Takeover Statutes.”
Exchange Listing
     The common stock is listed on the NYSE under the symbol “FCH.”
Transfer Agent
     The transfer agent and registrar for the common stock is SunTrust Bank, Atlanta, Georgia.

DESCRIPTION OF PREFERRED STOCK
General
     Under our charter, we have the authority to issue up to 20,000,000 shares of preferred stock, $0.01 par value per share, of which 12,880,475 shares designated as the $1.95 Series A Cumulative Convertible Preferred Stock and 67,980 shares designated as the 8% Series C Cumulative Redeemable Preferred Stock were outstanding as of September 15, 2005. Accordingly, up to 7,051,545 additional shares of preferred stock may be issued from time to time, in one or more classes or series, as authorized by our board of directors and without any further vote or action by the stockholders, subject to the rights of the holders of the outstanding $1.95 Series A Cumulative Convertible Preferred Stock and 8% Series C Cumulative Redeemable Preferred Stock. See “Description Of Series A Preferred Stock” and “Description of Series C Preferred Stock and Depositary Shares” Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to designate and issue, from time to time, one or more classes or series of preferred stock with the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including any provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and any other subjects or matters as may be fixed by our board of directors or duly authorized committee of our board of directors. The preferred stock, when issued, will be fully paid and nonassessable and will have no preemptive rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control or other transaction that holders of our common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.
Terms
     The following description of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The following description of our preferred stock is a summary and is not intended to be complete. You also should review our charter (including any articles supplementary to the charter setting forth the particular terms of the preferred stock) and bylaws, copies of which are available from us upon request. See “Certain Charter, Bylaw And Statutory Provisions — Charter And Bylaw Provisions” and “Where You Can Find More Information.”
     The prospectus supplement relating to the class or series of preferred stock being offered by that prospectus supplement will describe the specific terms of those securities, including, without limitation:
•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or preferred stock of another series, including the conversion price (or manner of calculation thereof) and conversion period;

•	any voting rights of the preferred stock;

•	a discussion of certain U.S. federal income tax considerations relevant to a holder of the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of FelCor;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to, or on a parity with, that class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of FelCor;

•	in addition to those limitations described below, any other limitations on actual or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of FelCor as a REIT; and

•	any other specific terms, preferences, rights, qualifications, limitations or restrictions applicable to the preferred stock.
Ranking
     Unless otherwise specified in the prospectus supplement relating to a particular class or series of preferred stock, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of FelCor, rank:
•	senior to all classes or series of our common stock, and to all equity securities ranking junior to that preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor;

•	on a parity with all equity securities issued by FelCor, the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor; and

•	junior to all equity securities issued by FelCor, the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor.
As used for these purposes, the term “equity securities” does not include convertible debt securities.
Dividends
     Unless otherwise specified in the prospectus supplement, the preferred stock will have the rights with respect to the payment of dividends set forth below.
     Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the preferred stock as to dividends, holders of shares of each class or series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of assets of FelCor legally available for the payment, cash dividends at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.
     Dividends on any class or series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any class or series of the preferred stock for which dividends are non-cumulative, then the holders of that class or series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series of preferred stock are declared and paid on any future dividend payment date.
     Unless otherwise specified in the applicable prospectus supplement, if any shares of any class or series of the preferred stock are outstanding, we generally may not declare, pay or set apart for payment full dividends on any of our capital stock of any other class or series ranking, as to dividends, on a parity with or junior to that class or series of preferred stock for any period, unless:

•	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, on that class or series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, on that class or series of preferred stock.
When dividends are not paid in full (or a sum sufficient for the full payment thereof is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of that class or series of preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of that class or series and of each other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall, in all cases, bear to each other the same ratio that accrued dividends per share on the preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and the other classes or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of any class or series that may be in arrears.
     Except as provided in the immediately preceding paragraph, unless:
•	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on that class or series of preferred stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all past dividend periods and the then current dividend period, and

•	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then current dividend period, no dividends (other than in shares of common stock or other capital stock ranking junior to that class or series of preferred stock as to dividends and upon liquidation, dissolution or winding up of FelCor) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon our common stock or any other of our capital stock ranking junior to, or on a parity with, that class or series of preferred stock as to dividends or upon liquidation, dissolution or winding up of FelCor, nor shall any common stock or any other of our capital stock ranking junior to, or on a parity with, that class or series of preferred stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock) by us (except by conversion into, or exchange for, our other capital stock ranking junior to that class or series of preferred stock as to dividends and upon liquidation, dissolution or winding up of FelCor, and except for a redemption or purchase or other acquisition of shares of our capital stock made for purposes of an employee benefit plan of FelCor or any subsidiary or for purposes of preserving our status as a REIT).
     Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued, but unpaid dividend due with respect to shares of that class or series that remains payable.
     FelCor LP will issue to us Units in FelCor LP, the economic terms of which are substantially identical to the preferred stock. FelCor LP will be required to make all required distributions to us on the Units that mirror our payment of dividends on the preferred stock, including accrued and unpaid dividends upon redemption and the liquidation preference amount of the preferred stock. These distributions have priority over any distribution of cash or assets to the holders of the common partnership units of FelCor LP or to the holders of any other interests in FelCor LP, except for distributions required in connection with any of our other shares ranking senior to, or on a parity with, the preferred stock as to dividends or liquidation rights and except for distributions required to enable us to maintain our qualification as a REIT.

     The indentures under which our senior unsecured public notes are issued include covenants that restrict our ability to declare and pay dividends. In general, these indentures contain exceptions to the limitations to allow FelCor LP to make distributions necessary to allow us to maintain our status as a REIT. If we were forced to rely upon these exceptions, based upon our current estimates of taxable income for 2005, we would be unable to distribute the full amount of distributions accruing under our outstanding preferred stock.
Redemption
     If so provided in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.
     The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify:
•	the number of shares of preferred stock that we will redeem;

•	the dates on or the period during which we will redeem the shares;

•	the redemption price that we will pay per share, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption.
     The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for any class or series of preferred stock is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
     Notwithstanding the foregoing, unless:
•	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all past dividend periods and the then current dividend period; and

•	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then current dividend period, no shares of any class or series of preferred stock shall be redeemed, unless all outstanding shares of that class or series of preferred stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of that class or series of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of that class or series of preferred stock or made for the purpose of preserving our status as a REIT.
     In addition, unless:
•	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all past dividend periods and the then current dividend period, and

•	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then current dividend period, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of that class or series (except by conversion into, or exchange for, our capital stock ranking junior to that class or series of preferred stock as to dividends and upon liquidation, dissolution or winding up of FelCor); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred sock of that class or series.
     If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, we will determine the number of shares to be redeemed and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of shares held (with adjustments to avoid redemption of fractional shares) or in any other equitable manner determined by us that will not result in a violation of the ownership limitations set forth in our charter.
     Notice of redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on the stock transfer books. Each notice of redemption will state:
•	the redemption date;

•	the number of shares and class or series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for shares of that preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.
     If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice of redemption also will specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set aside by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed to be outstanding and all rights of the holders of those shares of preferred stock will terminate, except the right to receive the redemption price.
     Any shares of preferred stock that we redeem or repurchase will be retired and restored to the status of authorized, but unissued shares of preferred stock.
Liquidation Preference
     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of FelCor, then, before any distribution or payment shall be made to the holders of any common stock or any other capital stock of FelCor ranking junior to the preferred stock of any class or series in the distribution of assets upon any liquidation, dissolution or winding up of FelCor, the holders of each class or series of preferred stock shall be entitled to receive, out of assets of FelCor legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement and articles supplementary, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the remaining assets of FelCor. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of FelCor are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other capital stock of FelCor ranking on a parity with the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of FelCor, then the holders of the preferred stock and all of the other capital stock shall share ratably in any distribution of assets, in direct proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     After liquidating distributions have been made in full to all holders of shares of preferred stock, the remaining assets of FelCor will be distributed among the holders of any other shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up of FelCor, according to their respective rights and preferences and, in each case, according to their respective number of shares. For these purposes, the consolidation or merger of FelCor with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of FelCor, shall not be deemed to constitute a liquidation, dissolution or winding up of FelCor.
Voting Rights
     Holders of our preferred stock generally will not have any voting rights, except as from time to time required by law or as expressly provided in the articles supplementary for any class or series of preferred stock and described in the applicable prospectus supplement.
Conversion Rights
     The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock or preferred stock of another series will be set forth in the applicable prospectus supplement relating thereto. Those terms will include the number of shares of common stock or preferred stock of another series into which shares of that class or series of preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those shares of preferred stock.
Restrictions on Ownership and Transfer
     Shares of our preferred stock, including the $1.95 Series A Cumulative Convertible Preferred Stock and the 8% Series C Cumulative Redeemable Preferred Stock, are subject to certain restrictions upon their ownership and transfer, which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of these restrictions, see “Certain Charter, Bylaw And Statutory Provisions — Charter And Bylaw Provisions — Restrictions On Ownership And Transfer.”
Transfer Agent
     The transfer agent and registrar for a particular class or series of preferred stock will be set forth in the applicable prospectus supplement.
Description of Series A Preferred Stock
     The following is a summary of the material terms and provisions of our $1.95 Series A Cumulative Convertible Preferred Stock, or the Series A preferred stock. This summary is not intended to be complete. Accordingly, you also should review the terms and provisions of our charter (including the articles supplementary to the charter setting forth the particular terms of the Series A preferred stock), and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”
     General
     In April 1996, a form of articles supplementary was adopted that classified and created a series of preferred stock originally consisting of 6,900,000 shares, which was subsequently reduced to 6,050,000 shares, designated $1.95 Series A Cumulative Convertible Preferred Stock. In March and August 2004, our board of directors adopted articles supplementary that classified an additional 4,600,000 shares and 2,300,000 shares, respectively, of Series A preferred stock. As of September 15, 2005, we had 12,880,475 shares of Series A preferred stock outstanding.
     The outstanding shares of Series A preferred stock are validly issued, fully paid and nonassessable. The holders of the Series A preferred stock have no preemptive rights with respect to any shares of our capital stock or any of our other securities convertible into, or carrying rights or options to purchase, any shares of our capital stock. The shares of Series A preferred stock are not subject to any sinking fund or other obligation of us to redeem or retire the Series A preferred stock. Unless converted or redeemed by us into common stock, the Series A preferred stock will have a perpetual term, with no maturity.
     Ranking
     The Series A preferred stock ranks pari passu with our outstanding Series C preferred stock (as described below), and senior to our common stock, with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.
     While any shares of Series A preferred stock are outstanding, we may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series A preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series A preferred stock. We, however, may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of preferred stock ranking junior to, or on a parity with, the Series A preferred stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up without the consent of any holder of Series A preferred stock.
     Dividends
     Holders of shares of Series A preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cash dividends for the corresponding period in an amount per share equal to the greater of $0.4875 per quarter (equivalent to $1.95 per annum) or the cash distributions declared or paid for the corresponding period (determined as of the record date for each of the respective quarterly dividend payment dates referred to below) on the number of shares of common stock, or portion thereof, into which a share of Series A preferred stock is then convertible. Dividends on the Series A preferred stock are payable quarterly in arrears on the last calendar day of January, April, July and October of each year. Each dividend is payable in arrears to holders of record as they appear on our stock records at the close of business on the record dates that are fixed by our board of directors so long as those dates do not exceed 60 days preceding the payment dates. Dividends are cumulative, whether or not in any dividend period there are funds legally available for the payment of the dividends and whether or not the dividends are authorized. Accumulations of dividends on the shares of Series A preferred stock do not bear interest. Dividends payable on the Series A preferred stock are computed on the basis of a 360-day year consisting of twelve 30-day months.
     No dividend will be declared or paid, or set apart for payment, on any parity stock unless full cumulative dividends have been, or contemporaneously are, declared and paid, or set apart for payment, on the Series A preferred stock for all prior dividend periods and the then current dividend period. The term “parity stock” means any other class or series of our capital stock now or hereafter issued and outstanding, including the Series C preferred stock, that ranks equally with the Series A preferred stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding up of FelCor. If accrued dividends on the Series A preferred stock and any parity stock for all prior dividend periods have not been paid in full, then any dividend declared on the Series C preferred stock and any parity stock for any dividend period will be declared ratably in proportion to accrued and unpaid dividends on the Series A preferred stock and any parity stock.
     Unless full cumulative dividends then required to be paid on the Series A preferred stock and any parity stock have been, or contemporaneously are, declared and paid, or set apart for payment, we will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or redeem, purchase or otherwise acquire for consideration any junior stock, subject to certain exceptions. The term “junior stock” means our common stock and any other class or series of our capital stock now or hereafter issued and outstanding that ranks junior to the Series A preferred stock as to the payment of dividends or amounts upon the liquidation, dissolution or winding up of FelCor. Notwithstanding the foregoing limitations, we may, at any time, acquire shares of our capital stock, without regard to rank, for the purpose of preserving our status as a REIT.
     For purposes of this discussion, the term “dividend” does not include dividends or distributions payable solely in shares of junior stock on junior stock, or in options, warrants or rights to holders of junior stock to subscribe for or purchase any shares of junior stock.
     FelCor LP issued to us Series A preferred units in FelCor LP, the economic terms of which are substantially identical to the Series A preferred stock. FelCor LP is required to make all required distributions to us on the

Series A preferred units that mirror our payment of dividends on the Series A preferred stock, including accrued and unpaid dividends upon redemption and the liquidation preference amount of the Series A preferred stock. These distributions have priority over any distribution of cash or assets to the holders of the common partnership units of FelCor LP or to the holders of any other interests in FelCor LP, except for distributions required in connection with any of our other shares ranking senior to, or on a parity with, the Series A preferred stock as to dividends or liquidation rights and except for distributions required to enable us to maintain our qualification as a REIT.
     The indentures under which our senior unsecured public notes are issued include covenants that restrict our ability to declare and pay dividends. In general, these indentures contain exceptions to the limitations to allow FelCor LP to make distributions necessary to allow us to maintain our status as a REIT. If we were forced to rely upon these exceptions, based upon our current estimates of taxable income for 2005, we would be unable to distribute the full amount of distributions accruing under our outstanding preferred stock.
     Optional Redemption
     Shares of Series A preferred stock are redeemable, in whole or in part, at our option, for either:
•	the number of shares of common stock that are issuable at a conversion rate of 0.7752 shares of common stock for each share of Series A preferred stock, subject to adjustment in certain circumstances; or

•	cash in an amount per share equal to the aggregate market value (determined as of the date of the notice of redemption) of such number of shares of common stock that are issuable at a conversion rate of 0.7752 shares of common stock for each share of Series A preferred stock, subject to adjustment in certain circumstances.
     We may exercise this redemption option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of that period, the closing price of the common stock on the NYSE equals or exceeds the conversion price per share, subject to adjustment in certain circumstances. In order to exercise our redemption option, we must issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions in the preceding sentences have been met.
     Notice of redemption will be given by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series A preferred stock not more than four business days after we issue the press release. The redemption date will be a date selected by us not less than 30 nor more than 60 days after the date on which we issue the press release announcing our intention to redeem the Series A preferred stock. If fewer than all of the shares of Series A preferred stock are to be redeemed, the shares shall be selected by lot or pro rata or in some other equitable manner determined by us.
     On the redemption date, we must pay on each share of Series A preferred stock to be redeemed any accrued and unpaid dividends, in arrears, for any full dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series A preferred stock at the close of business on that record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date, notwithstanding the redemption of their shares prior to the dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series A preferred stock called for redemption or on the shares of common stock issuable upon that redemption.
     Unless all dividends then required to be paid on the Series A preferred stock and any parity stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, the Series A preferred stock may not be redeemed in whole or in part, and we may not, except as set forth in the following sentence, redeem, purchase or otherwise acquire for consideration any shares of Series A preferred stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A preferred stock. Notwithstanding the foregoing limitations, we may, at any time, acquire shares of our capital stock, without regard to rank, for the purpose of preserving our status as a REIT.
     On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient number of shares of common stock or a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series A preferred stock called for redemption, those shares shall no longer be deemed to be outstanding and all rights of the holders of those shares of Series A preferred stock shall cease, except for the right to receive the shares of common stock or any cash payable upon redemption, without interest from the date of redemption, and except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Series A preferred stock on the dividend payment record date will be entitled on the dividend payment date to receive the dividend payable on those shares. At the close of business on the redemption date, each holder of Series A preferred stock (unless we default in the delivery of the shares of common stock or cash) will be, without any further action, deemed a holder of the number of shares of common stock for which the Series A preferred stock is redeemable, or be entitled to receive the cash amount applicable to those shares.
     Fractional shares of common stock will not be issued upon redemption of the Series A preferred stock, but, in lieu thereof, we will pay a cash adjustment based on the current market price of the common stock on the day prior to the redemption date.
     Liquidation Preference
     The holders of shares of Series A preferred stock are entitled to receive, in the event of any liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, a liquidation preference of $25 per share of Series A preferred stock, plus an amount per share of Series A preferred stock equal to all accrued and unpaid dividends, whether or not earned or declared, to the date of final distribution and will not be entitled to any other payment.
     Until the holders of the Series A preferred stock have been paid the liquidation preference in full, no payment will be made to any holder of junior stock upon the liquidation, dissolution or winding up of FelCor. If, upon any liquidation, dissolution or winding up of FelCor, the assets of FelCor distributable among the holders of the shares of Series A preferred stock and any parity stock are insufficient to pay in full the liquidation preferences applicable to the Series A preferred stock and any parity stock, then those assets will be distributed among the holders of shares of Series A preferred stock and any parity stock, ratably, in accordance with the respective amounts that would be payable on those shares if all amounts payable on those shares were to be paid in full. Neither a consolidation or merger of us with another corporation, a statutory share exchange by us, nor a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of us.
     Voting Rights
     If six quarterly dividends, whether or not consecutive, payable on the Series A preferred stock, or any parity stock, are in arrears, whether or not earned or declared, the number of directors then constituting our board of directors will be increased by two, and the holders of shares of Series A preferred stock and any other parity stock, voting together as a single class, which are referred to as the voting preferred shares, will have the right to elect two additional directors to serve on our board of directors. This voting right will be applicable to any annual meeting or special meeting of stockholders, or a properly called special meeting of the holders of the voting preferred shares, until all the delinquent dividends, together with the dividends for the current quarterly period, on the voting preferred shares have been paid or declared and set aside for payment.
     The approval of two-thirds of the outstanding shares of Series A preferred stock and any parity stock similarly affected, voting together as a single class, is required in order to:
•	amend our charter to affect materially and adversely the rights, preferences or voting power of the holders of the Series A preferred stock and the parity stock; or

•	amend our charter to authorize, reclassify, create or increase the authorized amount of any class of stock having rights senior to the Series A preferred stock with respect to the payment of dividends or amounts upon the liquidation, dissolution or winding up of FelCor.
     We may, however, increase the authorized number of shares of preferred stock and may create additional classes of parity stock and junior stock, increase the authorized number of shares of parity stock and junior stock and issue additional series of parity stock and junior stock, all without the consent of any holder of Series A preferred stock.

     Except as required by law, the holders of Series A preferred stock will not be entitled to vote on any merger or consolidation involving us or a sale, lease or transfer of all or substantially all of our assets. See ” — Conversion Price Adjustments” below.
     Conversion Rights
     Shares of Series A preferred stock are convertible, in whole or in part, at any time, at the option of the holders, into shares of common stock at a conversion price of $32.25 per share of common stock (equivalent to a conversion rate of 0.7752 shares of common stock for each share of Series A preferred stock), subject to adjustment as described below (“ — Conversion Price Adjustments”). The right to convert shares of Series A preferred stock called for redemption will terminate at the close of business on the redemption date. For information as to notices of redemption, see “ — Optional Redemption” above.
     Conversion of shares of Series A preferred stock, or a specified portion thereof, may be effected by delivering a certificate or certificates evidencing these shares, together with written notice of conversion and a proper assignment of the certificate or certificates to us or in blank, to the office or agency to be maintained by us for that purpose. That office is currently the principal corporate trust office of SunTrust Bank, located in Atlanta, Georgia.
     Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A preferred stock shall have been surrendered and notice shall have been received by us as aforesaid (and if applicable, payment of an amount equal to the dividend payable on those shares shall have been received by us as described below), and the conversion shall be at the conversion price in effect at that time and date.
     Holders of shares of Series A preferred stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date, notwithstanding the conversion of those shares following the dividend payment record date and prior to the dividend payment date. Shares of Series A preferred stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares converted after the issuance by us of a notice of redemption providing for a redemption date during that period, which shares will be entitled to the dividend), however, must be accompanied by payment of an amount equal to the dividend payable on those shares on the dividend payment date. A holder of shares of Series A preferred stock on a dividend payment record date who (or whose transferee) tenders any shares for conversion into shares of common stock on a dividend payment date will receive the dividend payable by us on those shares of Series A preferred stock on that date, and the converting holder need not include payment of the amount of the dividend upon surrender of shares of Series A preferred stock for conversion. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of common stock issued upon conversion.
     Fractional shares of common stock will not be issued upon conversion, but, in lieu thereof, we will pay a cash adjustment based on the current market price of the common stock on the day prior to the conversion date.
     Conversion Price Adjustments
     The conversion price is subject to adjustment upon certain events, including:
•	dividends (and other distributions) payable in shares of our common stock;

•	the issuance to all holders of our common stock of certain rights, options or warrants entitling them to subscribe for or purchase common stock at a price per share less than the fair market value per share of common stock;

•	subdivisions, combinations and reclassifications of our common stock; and

•	distributions to all holders of our common stock of shares of capital stock (other than common stock) or evidences of our indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to above for which an adjustment previously has been made and excluding permitted common stock cash distributions (as described below).

     As used for these purposes, “permitted common stock cash distributions” means cash dividends and distributions paid with respect to the common stock after December 31, 1995, not in excess of the sum of our cumulative undistributed net earnings at December 31, 1995, plus the cumulative amount of funds from operations, as determined by our board of directors on a basis consistent with our financial reporting practices, after December 31, 1995, minus the cumulative amount of dividends accrued or paid on the Series A preferred stock or any other class of preferred stock after January 1, 1996.
     In addition to the foregoing adjustments, we will be permitted to make such reductions in the conversion price as we consider to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the common stock, or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.
     In case we shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the shares of common stock or sale of all or substantially all of our assets), in each case as a result of which shares of common stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A preferred stock, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares, or fraction thereof, of common stock into which one share of Series A preferred stock was convertible immediately prior to such transaction (assuming that a holder of common stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). We may not become a party to any of these transactions unless the terms thereof are consistent with the foregoing.
     No adjustment of the conversion price will be required to be made in any case until cumulative adjustments amount to one percent or more of the conversion price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.
     Exchange Listing
     The Series A preferred stock is listed on the NYSE under the symbol “FCHPRA.”
     Transfer Agent
     The transfer agent and registrar for the Series A preferred stock is SunTrust Bank, Atlanta, Georgia.
Description of Series C Preferred Stock and Depositary Shares
     The following is a summary of the material terms and provisions of our 8% Series C Cumulative Redeemable Preferred Stock, or the Series C preferred stock. This summary is not intended to be complete. Accordingly, you also should review the terms and provisions of our charter (including the articles supplementary to the charter setting forth the particular terms of the Series C preferred stock), and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”
     General
     In March 2005, our board of directors adopted a form of articles supplementary that classified and created a series of preferred stock consisting of 54,000 shares, designated 8% Series C Cumulative Redeemable Preferred Stock. In August 2005, our board of directors adopted articles supplementary that classified an additional 13,980 shares of Series C preferred stock. At September 15, 2005, we had outstanding 67,980 shares of Series C preferred stock represented by 6,798,000 depositary shares.
     Each depositary share represents a 1/100 fractional interest in a share of Series C preferred stock. The shares of Series C preferred stock are deposited with SunTrust Bank, or the Series C Preferred Stock Depositary, under a Deposit Agreement, or the Depositary Agreement, among FelCor, the Series C Preferred Stock Depositary and the holders from time to time of the depositary receipts issued by the Series C Preferred Stock Depositary under the Depositary Agreement. The depositary receipts evidence the depositary shares. Subject to the terms of the Depositary Agreement, each holder of a depositary receipt evidencing a depositary share is entitled to all the rights and preferences of a 1/100 fractional interest in a share of Series C preferred stock (including dividend, voting, redemption and liquidation rights and preferences). See “Description Of Depositary Shares.”
     Ranking
     The Series C preferred stock ranks pari passu with our outstanding Series A preferred stock and senior to our common stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.
     While any shares of Series C preferred stock are outstanding, we may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series C preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding shares of Series C preferred stock. We, however, may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of preferred stock ranking junior to, or on a parity with, the Series C preferred stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up without the consent of any holder of Series C preferred stock. See “ — Voting Rights” below.
     Dividends
     Holders of the Series C preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cash distributions declared or paid for the corresponding period payable at the rate of 8% of the liquidation preference per year (equivalent to $2.00 per year per depositary share). Dividends on the Series C preferred stock are payable quarterly in arrears on the last calendar day of January, April, July and October (or, if not a business day, on the next succeeding business day) of each year (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by our board of directors). Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record dates, not exceeding 60 days preceding the payment dates thereof, as shall be fixed by our board of directors. Dividends will be cumulative, whether or not in any dividend period or periods FelCor shall have funds legally available for the payment of dividends and whether or not such dividends are authorized. Accumulations of dividends on the Series C preferred stock do not bear interest. Dividends payable on the Series C preferred stock are computed on the basis of a 360-day year consisting of twelve 30-day months.
     Except as provided in the next sentence, no dividend will be declared or paid on any parity stock unless full cumulative dividends have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, on the Series C preferred stock for all prior dividend periods and the then current dividend period. If accrued dividends on the Series C preferred stock and any parity stock for all prior dividend periods have not been paid in full, then any dividend declared on the Series C preferred stock and any parity stock for any dividend period will be declared ratably in proportion to accrued and unpaid dividends on the Series C preferred stock and the parity stock.
     Unless full cumulative dividends then required to be paid on the Series C preferred stock and any parity stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, we will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or, except as set forth in the following sentence, redeem, purchase or otherwise acquire for consideration any junior stock (subject to certain exceptions), through a sinking fund or otherwise. Notwithstanding the foregoing limitations, we may, at any time, acquire shares of our capital stock, without regard to rank, for the purpose of preserving our status as a REIT.
     As used for these purposes,
•	the term “dividend” does not include dividends or distributions payable solely in shares of junior stock on junior stock, or in options, warrants or rights to holders of junior stock to subscribe for or purchase any junior stock;

•	the term “junior stock” means the common stock, and any other class or series of our capital stock now or hereafter issued and outstanding that ranks junior to the Series C preferred stock as to the payment of dividends or amounts upon the liquidation, dissolution or winding up of FelCor; and

•	the term “parity stock” means any other class or series of our capital stock now or hereafter issued and outstanding (including the Series A preferred stock) that ranks equally with the Series C preferred stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding up of FelCor.
     FelCor LP issued to us Series E preferred units in FelCor LP, the economic terms of which are substantially identical to the Series C preferred stock. FelCor LP is required to make all required distributions on the Series E preferred units (which will mirror the payments of dividends, including accrued and unpaid dividends upon redemption, and of the liquidation preference amount of the Series C preferred stock) prior to any distribution of cash or assets to the holders of the common units or to the holders of any other interests in FelCor LP, except for any other series of preference units ranking on a parity with the Series E preferred units as to distributions or liquidation rights and except for distributions required to enable us to maintain our qualification as a REIT.
     The indentures under which our senior unsecured public notes are issued include covenants that restrict our ability to declare and pay dividends. In general, these indentures contain exceptions to the limitations to allow FelCor LP to make distributions necessary to allow us to maintain our status as a REIT. If we were forced to rely upon these exceptions, based upon our current estimates of taxable income for 2005, we would be unable to distribute the full amount of distributions accruing under our outstanding preferred stock.
     Optional Redemption
     Shares of Series C preferred stock are not redeemable by us prior to April 7, 2010. On and after April 7, 2010, we, at our option, upon not less than 30 nor more than 60 days’ prior written notice, may redeem the Series C preferred stock (and the Series C Preferred Stock Depositary will redeem a number of depositary shares representing the shares of Series C preferred stock so redeemed upon not less than 30 days’ prior written notice to the holders thereof), in whole or in part, at any time or from time to time, at a redemption price of $2,500 per share (equivalent to $25 per depositary share), plus all accrued and unpaid distributions thereon, if any, to the date fixed for redemption without interest, to the extent we have funds legally available therefor. The redemption price of the Series C preferred stock may be paid from any source. Holders of depositary receipts evidencing depositary shares to be redeemed shall surrender such depositary receipts at the place designated in the notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon redemption following the surrender. If notice of redemption of any depositary shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any depositary shares so called for redemption, then from and after the redemption date, distributions will cease to accrue on those depositary shares, those depositary shares will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price. If fewer than all of the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.
     Notice of redemption will be given by mail or by publication (with subsequent prompt notice by mail) in The Wall Street Journal or The New York Times or, if neither is then being published, in any other daily newspaper of national circulation, not less than 30 days nor more than 60 days prior to the redemption date. A similar notice furnished by us will be mailed by the Series C Preferred Stock Depositary, by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the depositary receipts evidencing the depositary shares to be redeemed at their respective addresses as they appear on the share transfer records of the Series C Preferred Stock Depositary. No failure to give notice or any defect therein or in the mailing thereof will affect the sufficiency of the notice or the validity of the proceedings for the redemption of any shares of Series C preferred stock or depositary shares, except as to the holder to whom notice was defective or not given. Each notice will state:
•	the redemption date;

•	the redemption price;

•	the number of shares of Series C preferred stock to be redeemed (and the corresponding number of depositary shares) from that holder;

•	the place or places where the depositary receipts evidencing the depositary shares are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

     The shares of Series C preferred stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions (except as provided under “Description Of Preferred Stock—Redemption”).
     Unless full cumulative dividends then required to be paid on the Series C preferred stock and any parity stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, the Series C preferred stock may not be redeemed in part and we may not, except as set forth in the following sentence, purchase or otherwise acquire for value any shares of Series C preferred stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series C preferred stock. Notwithstanding the foregoing limitations, we may, at any time, acquire shares of our capital stock, without regard to rank, for the purpose of preserving our status as a REIT or for purposes of an employee benefit plan of ours.
     Liquidation Preference
     The holders of shares of Series C preferred stock are entitled to receive in the event of the liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, $2,500 per share of Series C preferred stock (equivalent to $25 per depositary share), plus an amount per share of Series C preferred stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, or the Series C Liquidation Preference, and shall not be entitled to any further payment.
     Until the holders of the Series C preferred stock have been paid the Series C Liquidation Preference in full, no payment will be made to any holder of junior stock upon the liquidation, dissolution or winding up of FelCor. If, upon the liquidation, dissolution or winding up of FelCor, the assets of FelCor, or proceeds thereof, distributable among the holders of the shares of Series C preferred stock and any parity stock are insufficient to pay in full the Series C Liquidation Preference and the liquidation preference applicable with respect to any parity stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series C preferred stock and any parity stock, ratably, in accordance with the respective amounts that would be payable on the shares of Series C preferred stock and any parity stock if all amounts payable thereon were to be paid in full. Neither a consolidation or merger of us with another corporation, a statutory share exchange by us, nor a sale, lease or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of us.
     Voting Rights
     In any matter in which the Series C preferred stock is entitled to vote (as expressly described herein or as may be required by law), including any action by written consent, each share of Series C preferred stock shall be entitled to 100 votes, each of which 100 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of Series C preferred stock, the holder thereof may designate up to 100 proxies, with each such proxy having the right to vote a whole number of votes (totaling 100 votes per share of Series C preferred stock). As a result, each depositary share will be entitled to one vote.
     If six quarterly dividends (whether or not consecutive) payable on the Series C preferred stock or any parity stock are in arrears, whether or not earned or declared, the number of directors then constituting our board of directors will be increased by two and the holders of the depositary shares representing the Series C preferred stock and any other parity stock, voting together as a single class, identified as voting preferred shares, will have the right to elect two additional directors to serve on our board of directors at an annual meeting of stockholders or a special meeting held in place thereof, of the holders of the voting preferred shares, until all dividends, together with the dividends for the current quarterly period, on the voting preferred shares have been paid or declared or set aside for payment.
     The approval of two-thirds of the outstanding depositary shares representing the Series C preferred stock and any parity stock similarly affected, voting together as a single class, is required in order to:
•	amend our charter, whether by way of merger, consolidation or otherwise, to affect materially and adversely the rights, preferences or voting power of the holders of the Series C preferred stock and any parity stock,

•	enter into a share exchange that affects the Series C preferred stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case, each share of Series C preferred stock remains outstanding without a material and adverse change to its terms and rights or is converted into, or exchanged for, a share of preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption identical to those of a share of Series C preferred stock (except for changes that do not materially and adversely affect the holders of the Series C preferred stock); or

•	amend our charter to authorize, reclassify, create or increase the authorized amount of any class of stock having rights senior to the Series C preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of FelCor.
We may, however, increase the authorized number of shares of preferred stock and may create additional classes of parity stock and junior stock, increase the authorized number of shares of parity stock and junior stock and issue additional series of parity stock and junior stock, all without the consent of any holder of Series C preferred stock.
     Conversion Rights
     Shares of Series C preferred stock are not convertible into, or exchangeable for, any other property or securities of us.
     Exchange Listing
     The depositary shares representing the Series C preferred stock are listed on the NYSE under the symbol “FCHPRC.”
     Transfer Agent
     The transfer agent and registrar for the depositary shares representing the Series C preferred stock is SunTrust Bank, Atlanta, Georgia.
DESCRIPTION OF DEPOSITARY SHARES
General
     We may issue receipts to evidence depositary shares, each of which depositary share will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement (each, a “deposit agreement”) among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

     In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
     No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock that has been converted into, or exchanged for, other securities before the record date for such distribution.
Withdrawal of Stock
     Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), subject to the terms of the deposit agreement, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. We do not expect that there will be any public trading market for preferred stock (other than Series A preferred stock) withdrawn from the preferred stock depositary.
Redemption
     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that preserves our status as a REIT.
     From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.
Liquidation Preference
     In the event of the liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Voting Rights
     Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.
Conversion Rights
     The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of Deposit Agreement
     The form of depositary receipt evidencing the depositary shares that represent the preferred stock and any provision of the deposit agreement may, at any time, be amended by agreement between us and the preferred stock depositary. Any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock, however, will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
     The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if such termination is necessary to preserve our status as a REIT or a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:
•	all outstanding depositary shares thereunder shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	each share of the related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Stock Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will, however, pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed that are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
     The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
     The preferred stock depositary will forward to holders of depositary receipts any reports and communications that we send to the preferred stock depositary with respect to the related preferred stock.
     Neither the preferred stock depositary nor FelCor will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of FelCor and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and FelCor and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. The preferred stock depositary and we may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
     In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership
     Depositary shares, including the depositary shares representing our Series C preferred stock, are, or will be, subject to certain restrictions upon their ownership and transfer, which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of these restrictions, see “Certain Charter, Bylaw And Statutory Provisions —Charter And Bylaw Provisions — Restrictions On Ownership And Transfer.”
Description of Depositary Shares Representing Series C Preferred Stock
     As of September 15,2005, we had 6,798,000 depositary shares representing 67,980 shares of Series C preferred stock outstanding. For a description of these depositary shares and the Series C preferred stock, see “Description Of Preferred Stock – Description of Series C Preferred Stock and Depositary Shares.”

DESCRIPTION OF WARRANTS
     The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to common stock , preferred stock and depositary shares representing preferred stock, see “Description Of Common Stock,” “Description Of Preferred Stock” and “Description Of Depositary Shares,” respectively.
     We may offer by means of this prospectus warrants for the purchase of our preferred stock, depositary shares representing preferred stock or common stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement (each, a “warrant agreement”) to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
     The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•	the title and issuer of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     The warrants will be subject to certain restrictions upon their ownership and transfer, which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of these restrictions, see “Certain Charter, Bylaw And Statutory Provisions —Charter And Bylaw Provisions — Restrictions On Ownership And Transfer.”
BOOK-ENTRY SECURITIES
     We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
     Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
     Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
     Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.
     If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

     The Depository Trust Company, or DTC, has advised us as follows: DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.
CERTAIN CHARTER, BYLAW AND STATUTORY PROVISIONS
Charter and Bylaw Provisions
     Restrictions on Ownership and Transfer
     For us to qualify as a REIT under the federal income tax laws, we must meet certain requirements concerning the ownership of our outstanding stock. Specifically, not more than 50% in value of our outstanding stock may be owned, actually and constructively under the applicable attribution provisions of the federal income tax laws, by five or fewer individuals (as defined to include certain entities) during the last half of a taxable year, or the 5/50 Rule, and we must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. See “Federal Income Tax Consequences Of Our Status As A Reit – Requirements for Qualification” For the purpose of preserving our REIT qualification, our charter contains certain provisions that restrict the ownership and transfer of our capital stock under certain circumstances, or the Ownership Limitation Provisions.
     The Ownership Limitation Provisions provide that, subject to certain exceptions specified in our charter, no person may own, or be deemed to own by virtue of the applicable attribution provisions of the Internal Revenue Code, more than 9.9% of the outstanding shares of any class of our capital stock, or the Ownership Limit. Our board of directors may, but in no event will be required to, waive the Ownership Limit if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status. The board of directors has waived the Ownership Limit, subject to certain conditions, for certain parties. In determining that it is appropriate to provide such waivers of the Ownership Limit, the board of directors has consulted with counsel, has obtained, or will obtain, appropriate undertakings or representations and has imposed, or will impose, appropriate conditions with respect to such waivers to assure that the 5/50 Rule will not be violated. The Ownership Limitation Provisions will not apply if the board of directors and the holders of 66 2/3% of the outstanding shares of capital stock entitled to vote on such matter determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
     Any purported transfer of our capital stock, and any other event that would otherwise result in any person or entity violating the Ownership Limit, will be void and of no force or effect as to that number of shares in excess of the Ownership Limit, and the purported transferee, or Prohibited Transferee, shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity, or Prohibited Owner, holding record title to any such shares in excess of the Ownership Limit, or the Excess Shares, shall cease to own any right or interest) in the Excess Shares. In addition, if any purported transfer of our capital stock or any other event otherwise would cause us to become “closely held” under the Internal Revenue Code or otherwise fail to qualify as a REIT under the Internal Revenue Code (other than as a result of a violation of the requirement that a REIT have at least 100 stockholders) then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such Excess Shares. Also, if any purported transfer of our capital stock or any other event would otherwise cause us to violate the 5/50 Rule or to own, or be deemed to own by virtue of the applicable attribution provisions of the Internal Revenue Code, 10% or more of the ownership interests in any entity that leases any hotels or in any sublessee, other than a TRS, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such Excess Shares.
     Any such Excess Shares will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us, or the Beneficiary. The trustee of the trust, who shall be designated by us and be unaffiliated with us and any Prohibited Owner, will be empowered to sell such Excess Shares to a qualified person or entity and distribute to a Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration, the trustee will be empowered to sell such Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Excess Shares on the date of such event or the sales proceeds received by the trust for such Excess Shares. Prior to a sale of any such aggregate fractional shares by the trust, the trustee will be entitled to receive, in trust for the benefit of the Beneficiary, all dividends and other distributions paid by us with respect to such Excess Shares, and also will be entitled to exercise all voting rights with respect to the Excess Shares.
     Any purported transfer of our capital stock that would otherwise cause us to be beneficially owned by fewer than 100 persons will be null and void in its entirety, and the intended transferee will acquire no rights in such stock.
     All certificates representing shares of capital stock will bear a legend referring to the restrictions described above.
     Every owner of more than 5% (or such lower percentage as may be required under the federal income tax laws) of the outstanding shares of our capital stock must file a written notice with us containing the information specified in our charter no later than January 30 of each year. In addition, each stockholder shall, upon demand, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership on our status as a REIT and to ensure compliance with the Ownership Limit.
     The Ownership Limitation Provisions may have the effect of precluding an acquisition of control of us without approval of our board of directors.
     Staggered Board of Directors
     Our charter provides that our board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors and with the classes serving staggered three-year terms. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board of directors. We believe, however, that the longer time required to elect a majority of the our board of directors will help to ensure continuity and stability of our management and policies.
     The classification provisions could also have the effect of discouraging a third party from accumulating large blocks of our capital stock or attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their securities at a higher price than might otherwise be the case.

     Number of Directors; Removal; Filling Vacancies
     Our charter and bylaws provide that, subject to any rights of holders of shares of preferred stock to elect additional directors under specified circumstances, the number of directors will consist of not less than three nor more than nine persons, subject to increase or decrease by the affirmative vote of 80% of the members of the entire board of directors, provided, however, that in no event shall the number of directors be less than the minimum required by the Maryland General Corporation Law, or Maryland law. At all times a majority of the directors shall be Independent Directors, as defined by our charter, except that upon the death, removal or resignation of an Independent Director, such requirement shall not be applicable for 60 days. As of September 15, 2005, there were ten directors, eight of whom are Independent Directors. The holders of shares of common stock shall be entitled to vote on the election or removal of directors, with each share entitled to one vote. Our charter provides that, subject to any rights of holders of shares of preferred stock, and unless our board of directors otherwise determines, any vacancies may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director so elected may qualify as an Independent Director only if he has received the affirmative vote of at least a majority of the remaining Independent Directors, if any. Accordingly, our board of directors could temporarily prevent any holder of shares of common stock from enlarging our board of directors and filling the new directorships with such shareholder’s own nominees. In accordance with Maryland law, any director so elected by our board of directors shall serve until the next annual meeting of our shareholders, even if the term of the class to which the director was elected does not expire at that annual meeting of shareholders.
     A director may be removed with cause by the vote of the holders of a majority of the outstanding shares of common stock at a special meeting of the shareholders called for the purpose of removing him. Additionally, our charter and Maryland law provide that if shareholders of any class of our capital stock are entitled separately to elect one or more directors, such directors may not be removed except by the affirmative vote of a majority of all of the shares of such class or series entitled to vote for such directors.
     Limitation of Liability
     Our charter provides that to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors and officers, none of our directors or officers shall be liable to us or our shareholders for money damages.
     Indemnification of Directors and Officers
     Our charter and bylaws require us to indemnify our directors, officers, employees and agents to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to, or at the request of, the corporation, unless it is established that:
•	the act or omission of the indemnified party was material to the matter giving rise to the proceeding and the act or omission was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the indemnified party actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.
Indemnification is mandatory if the indemnified party has been successful on the merits or otherwise in the defense of any proceeding unless such indemnification is not otherwise permitted as provided in the preceding sentence. In addition to the foregoing, a court of competent jurisdiction, under certain circumstances, may order indemnification if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. A director may not be indemnified if the proceeding was an action by or in the right of the corporation and the director was adjudged to be liable, or the proceeding involved a determination that the director received an improper personal benefit.

     Amendment
     Subject to the rights of any shares of preferred stock outstanding from time to time (including the rights of the Series A preferred stock and the Series C preferred stock), our charter may be amended by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on the matter after the directors have adopted a resolution approving the amendment and submitted the resolution to the shareholders at either an annual or special meeting for approval by the shareholders; provided, that our charter provision providing for the classification of our board of directors into three classes may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of our board of directors and the affirmative vote of holders of 75% of the outstanding shares of capital stock entitled to vote on that matter. The provisions relating to restrictions on transfer, designation of shares-in-trust, shares-in-trust and ownership of the lessee may not be amended, altered, changed or repealed without the affirmative vote of a majority of the members of our board of directors and approved by an affirmative vote of the holders of not less than 66 2/3 % of the outstanding shares of our capital stock entitled to vote on that matter.
     Operations
     We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.
Maryland Anti-takeover Statutes
     Under the Maryland law, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and
•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares;

•	an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation, or an Interested Stockholder; or

•	an affiliate thereof,
are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any “business combination” must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation’s stockholders receive a minimum price (as defined under the Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the Maryland law do not apply, however, to business combinations that are with respect to specifically identified or unidentified existing or future Interested Stockholders, approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder, or if the original articles of incorporation of the corporation contain a provision expressly electing not to be governed by Section 3-602 of the Maryland law or the stockholders of the corporation adopt a charter amendment by a vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together in a single group, and two-thirds of the votes entitled to be cast by persons (if any) who are not Interested Stockholders. Our charter has exempted from these provisions of Maryland law, any business combination involving Mr. Corcoran or any present or future affiliates, associates or other persons acting in concert or as a group with Mr. Corcoran. IHG is an Interested Stockholder under the Maryland Business Combination Act.
     Sections 3-701 et seq. of the Maryland law, or the Control Share Acquisition Act, provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiring person, or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by that person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. Voting rights will not be denied to “control shares” if the acquisition of such shares, as to specifically identified or unidentified future or existing stockholders or their affiliates, has been approved in the charter or bylaws of the corporation prior to the acquisition of such shares.
     A person who has made, or proposes to make, a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
     The Maryland Control Share Acquisition Act does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a corporation’s charter or bylaws.
     Our charter and bylaws contain a provision exempting any and all acquisitions of shares of our capital stock from the Control Share Acquisition Act. There can be no assurance that this provision will not be amended or eliminated in the future. If the foregoing exemption in the bylaws is rescinded, the control share acquisition statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.
     Maryland law also provides that a Maryland corporation that is subject to the Exchange Act and has at least three outside directors can elect by resolution of the board of directors to be subject to some corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under the applicable statute, a board of directors may classify itself without the vote of stockholders. A board of directors classified in that manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing into the applicable statutory provisions and notwithstanding the charter or bylaws:
•	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting;

•	reserve for itself the right to fix the number of directors;

•	provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote; and

•	retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director.
     In addition, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. We are not prohibited from implementing any or all of the statute. If implemented, these provisions could discourage offers to acquire our stock and could increase the difficulty of completing an offer.

PARTNERSHIP AGREEMENT
     The following summary of the Second Amended and Restated Agreement of Limited Partnership of FelCor LP, or the Partnership Agreement, and the descriptions of certain provisions thereof set forth in this prospectus, are qualified in their entirety by reference to the Partnership Agreement, which is an exhibit to the registration statement of which this prospectus is a part.
Management
     FelCor LP is a limited partnership organized under the laws of the State of Delaware and was formed pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, FelCor, as the sole general partner of FelCor LP, has full, exclusive and complete responsibility and discretion in the management and control of FelCor LP, and the limited partners of FelCor LP, or the Limited Partners, have no authority to transact business for, or participate in the management activities or decisions of, FelCor LP. Any amendment to the Partnership Agreement that would, however,
•	affect the Redemption Rights described under “— Redemption Rights” below;

•	adversely affect the Limited Partners’ rights to receive cash distributions;

•	alter FelCor LP’s allocations of income; or

•	impose on the Limited Partners any obligations to make additional contributions to the capital of FelCor LP, requires the consent of Limited Partners holding at least a majority of the Units.
Transferability of Interests
     FelCor may not voluntarily withdraw from FelCor LP or transfer or assign its interest in FelCor LP unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to FelCor contributes substantially all of its assets to FelCor LP in return for an interest in FelCor LP. The Limited Partners may not transfer their interests in FelCor LP without the consent of FelCor, which FelCor may withhold in its sole discretion. FelCor may not consent to any transfer that would cause FelCor LP to be treated as a separate corporation for federal income tax purposes.
Capital Contributions
     FelCor and the original Limited Partners contributed cash and certain interests in FelCor’s six initial hotels to FelCor LP in connection with FelCor’s initial public offering of common stock in 1994, or the IPO. Subsequently, FelCor LP issued additional Units in exchange for cash contributions and for interests in additional hotels. FelCor will contribute all of the net proceeds from the sale of capital stock to FelCor LP in exchange for additional Units having distribution, liquidation and conversion provisions substantially identical to the capital stock so offered by FelCor. As required by the Partnership Agreement, immediately prior to a capital contribution by FelCor, the Partners’ capital accounts and the Carrying Value (as that term is defined in Partnership Agreement) of FelCor LP property shall be adjusted to reflect the unrealized gain or unrealized loss attributable to FelCor LP property as if such items had actually been recognized immediately prior to such issuance and had been allocated to the Partners at such time.
     The Partnership Agreement provides that if FelCor LP requires additional funds at any time or from time to time in excess of funds available to FelCor LP from borrowing or capital contributions, FelCor may borrow such funds from a financial institution or other lender and lend such funds to FelCor LP on the same terms and conditions as are applicable to FelCor’s borrowing of such funds. As an alternative to borrowing funds required by FelCor LP, FelCor may contribute the amount of such required funds as an additional capital contribution to FelCor LP. If FelCor so contributes additional capital to FelCor LP, FelCor will receive additional Units.

Redemption Rights
     Pursuant to the Partnership Agreement, the Limited Partners are entitled to certain rights of redemption, or Redemption Rights, which enable them to cause FelCor to redeem their interests in FelCor LP (subject to certain restrictions) in exchange for shares of common stock of FelCor, cash or a combination thereof, at the election of FelCor. The Redemption Rights may not be exercised if the issuance of shares of common stock by FelCor, as general partner, for any part of the interest in FelCor LP sought to be redeemed would:
•	result in any person violating the Ownership Limit contained in FelCor’s charter;

•	cause FelCor to be “closely held” within the meaning of the Code;

•	cause FelCor to be treated as owning 10% or more of the lessee or any sublessee within the meaning of the Code; or

•	otherwise cause FelCor to fail to qualify as a REIT.
In any case, FelCor LP or FelCor (as the case may be) may elect, in its sole and absolute discretion, to pay the redemption amount in cash. The Redemption Rights may be exercised by the Limited Partners, in whole or in part (in either case, subject to the above restrictions), at any time or from time to time, following the satisfaction of any applicable holding period requirements. At September 15, 2005, the aggregate number of shares of common stock issuable upon exercise of the Redemption Rights by the Limited Partners, other than by us, was 2,762,540. The number of shares issuable upon the exercise of the Redemption Rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of FelCor.
Registration Rights
     The Limited Partners have, or will have, certain rights to the registration for resale of any shares of common stock of FelCor held by them or received by them upon redemption of their Units. Such rights include piggyback rights and the right to include such shares in a registration statement. In connection therewith, FelCor has filed, or will file, and caused, or will cause, to become effective a registration statement relating to the resale of shares issued upon redemption of certain outstanding Units. FelCor is required to bear the costs of such registration statements, exclusive of underwriting discounts, commissions and certain other costs attributable to, and to be borne by, the selling stockholders.
Tax Matters
     Pursuant to the Partnership Agreement, FelCor is the tax matters partner of FelCor LP and, as such, has authority to make tax elections under the Code on behalf of FelCor LP.
     Profit and loss of FelCor LP generally are allocated among the partners in accordance with their respective interests in FelCor LP based on the number of Units held by the partners.
Operations
     The Partnership Agreement requires that FelCor LP be operated in a manner that enables FelCor to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability.
Distributions
     The Partnership Agreement provides that FelCor LP will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of FelCor LP’s property in connection with the liquidation of FelCor LP) quarterly, in amounts determined by FelCor in its sole discretion, to the partners in accordance with their respective percentage interests in FelCor LP. Upon liquidation of FelCor LP, after payment of, or adequate provision for, debts and obligations of FelCor LP, including any partner loans, any remaining assets of FelCor LP will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner, including FelCor, has a negative balance in its capital account following a liquidation of FelCor LP, it will be obligated to contribute cash to FelCor LP equal to the negative balance in its capital account.
Term
     FelCor LP will continue in perpetuity or until sooner dissolved upon:
•	the bankruptcy, dissolution or withdrawal of FelCor as general partner (unless the Limited Partners elect to continue FelCor LP);

•	the sale or other disposition of all or substantially all the assets of FelCor LP;

•	the redemption of all limited partnership interests in FelCor LP (other than those held by FelCor, if any); or

•	the election by general partner.
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT
     This section summarizes the federal income tax issues that you, as a holder of our securities, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as insurance companies, partnerships or other pass-through entities, expatriates, taxpayers subject to the alternative minimum tax, tax-exempt organizations, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, estates and trusts. This discussion applies only to persons who purchase securities described in this prospectus and who hold such securities as capital assets for U.S. federal income tax purposes.
     The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
     THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE CONSTRUED AS TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF INVESTING IN THE SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH INVESTMENT AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Our Taxation
     We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 1994. We believe that we have operated in a manner intended to qualify as a REIT since our election to be a REIT, and we intend to continue to so operate. This section discusses the laws governing the federal income tax treatment of a REIT and holders of its securities. These laws are highly technical and complex.
     Our qualification as a REIT depends on our ability to meet on a continuing basis qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. We describe the REIT qualification tests in more detail below. For a discussion of the tax treatment of us and holders of our securities if we fail to qualify as a REIT, see “— Requirements For Qualification —Failure To Qualify.”
     If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that we avoid the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. We will, however, be subject to federal tax in the following circumstances:

•	We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our stockholders.

•	We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Requirements For Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the greater of the amount by which we fail the 75% gross income test or the amount by which 95% (90% for taxable years prior to 2005) of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	In the event of a more than de minimis failure of any of the asset tests occurring after January 1, 2005, as described below under “— Requirements For Qualification — Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we discovered the failure of the asset test and we provide a schedule of the disqualifying assets to the Internal Revenue Service, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset test or tests.

•	If we fail to satisfy one or more requirements for REIT qualification during a taxable year beginning on or after January 1, 2005, other than a gross income test or an asset test, and continue to qualify as a REIT because we meet other requirements, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain.

•	If we acquire any asset from a C corporation, or a corporation, such as Bristol, that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset or another asset, such as the Bristol merger, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the ten-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. Accordingly, any gain we recognize on the disposition of any such asset, including the assets acquired from Bristol, during the ten-year period beginning on the date of acquiring the asset, to the extent of such asset’s “built-in gain,” will be subject to tax at the highest regular corporate rate.
Requirements for Qualification
     A REIT is a corporation, trust, or association that meets the following requirements:
1.	it is managed by one or more trustees or directors;

2.	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

4.	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5.	at least 100 persons are beneficial owners of its shares or ownership certificates;

6.	not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of any taxable year;

7.	it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8.	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

9.	it meets certain other qualification tests, described below, regarding the nature of its income and assets.
     We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
     We have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Charter, Bylaw And Statutory Provisions —Restrictions On Ownership And Transfer.”
     A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a “taxable REIT subsidiary,” or TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this prospectus, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
     In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of FelCor LP and of any other partnership or joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired, or will acquire an interest, directly or indirectly (together, the “Subsidiary Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
     A REIT may own up to 100% of the stock of a TRS. A TRS can lease hotels from its parent REIT as long as it engages an “eligible independent contractor” to manage and operate the hotels. In addition, a TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS by jointly filing Form 8875 with the IRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. A TRS will pay tax at regular corporate rates on any income that it earns. In addition, special rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We hold ownership interests in several TRSs through FelCor LP.
     Income Tests
     We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:
•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on and gain from the sale of shares in other REITs; and

•	certain other categories of income, including gain from the sale of certain real estate assets.
     Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both income tests. In addition, for taxable years beginning on and after January 1, 2005, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred, or to be incurred, to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). The following paragraphs discuss the specific application of the gross income tests to us.
     Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent (other than a TRS). Rent received by us from a TRS will qualify as “rents from real property” if the TRS engages an “eligible independent contractor” to manage and operate the hotels leased by the TRS.

•	Third, all of the rent received under a lease of real property will not qualify as “rents from real property” unless the rent attributable to the personal property leased in connection with such lease is no more than 15% of the total rent received under the lease.

•	Finally, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Further, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to our tenants without tainting our rental income.
     Pursuant to percentage leases, our lessees lease from FelCor LP and the Subsidiary Partnerships the land, buildings, improvements, furnishings and equipment comprising the hotels, for terms of five to ten years, with options to renew for total terms, including the initial term, of not more than 15 years. The percentage leases provide that the lessees are obligated to pay to FelCor LP and the Subsidiary Partnerships (1) the greater of a minimum base rent or percentage rent and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by gross room or suite revenues, and food and beverage revenues and rent for each of the hotels. Both base rent and the thresholds in the percentage rent formulas are adjusted for inflation. Base rent and percentage rent accrue and are due monthly.
     In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:
•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•	to the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.
     In addition, federal income tax law provides that a contract that purports to be a service contract (or a partnership agreement) will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:
•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•	the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;

•	the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price does not substantially exceed the rental value of the property for the contract period.
     Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.
     We believe that the percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:
•	FelCor LP and the Subsidiary Partnerships, on the one hand, and the lessees, on the other hand, intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements;

•	the lessees have the right to the exclusive possession, use and quiet enjoyment of the hotels during the term of the percentage leases;

•	the lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels, other than the cost of maintaining underground utilities, structural elements and capital improvements, and generally dictate how the hotels are operated, maintained, and improved;

•	the lessees bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than real estate and personal property taxes and property and casualty insurance premiums;

•	the lessees benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

•	the lessees generally have indemnified FelCor LP and the Subsidiary Partnerships against all liabilities imposed on FelCor LP and the Subsidiary Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) the lessees’ use, management, maintenance or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of the lessees, (4) taxes and assessments in respect of the hotels that are the obligations of the lessees, or (5) any breach of the percentage leases or of any sublease of a hotel by the lessees;

•	the lessees are obligated to pay substantial fixed rent for the period of use of the hotels;

•	the lessees stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

•	FelCor LP and the Subsidiary Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to the lessees; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.
     Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that FelCor LP and the Subsidiary Partnerships receive from the lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, could lose our REIT status.
     As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:
•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.
     More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we have represented that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent will not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.
     Another requirement for qualification of the rent received by us as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock or the assets or net profits any lessee other than a TRS (a “related party tenant”). The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or assets or net profits of any non-TRS lessee directly. In addition, our charter prohibits transfers of our stock that would cause us to constructively own 10% or more of the ownership interests in a lessee. Those charter provisions will not apply to our indirect ownership of several of our lessees through our TRS because transfers of our stock will not affect our indirect ownership of such lessees, and we will not constructively own stock in such lessees as a result of attribution of stock ownership from our stockholders

(although, as noted below, rents received from the TRS generally will not be disqualified as related party rents). Thus, we should never own, actually or constructively, 10% of more of any non-TRS lessee. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not rent any property to a related party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee at some future date.
     As described above, we may own up to 100% of the stock of a TRS. Rent received by us from a TRS will qualify as “rents from real property” if the TRS engages an “eligible independent contractor” to manage and operate the hotels leased by the TRS. An “eligible independent contractor” must either be, or be related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person who is not related to us or the TRS. A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. In addition, we cannot directly or indirectly derive any income from an eligible independent contractor, an eligible independent contractor cannot own 35% or more of our stock, and no more than 35% of an eligible independent contractor’s ownership interests can be owned by persons owning 35% or more of our stock, taking into account applicable constructive ownership rules. We hold ownership interests in several TRSs that lease our hotels. Each of those TRSs has engaged a third-party hotel manager to manage and operate the hotels leased by that TRS. We believe that all of the existing third-party hotel managers of hotels leased by our TRSs qualify as “eligible independent contractors,” and we anticipate that all of the third-party hotel managers that will be retained by our TRSs in the future to manage the hotels leased by the TRSs from us will qualify as “eligible independent contractors.”
     We will be subject to a 100% excise tax to the extent that the IRS successfully asserts that the rents received from our TRSs exceed an arm’s-length rate. We believe that the terms of the leases that exist between us and our TRSs were negotiated at arm’s length and are consistent with the terms of comparable leases in the hotel industry, and that the excise tax on excess rents therefore should not apply. There can be no assurance, however, that the IRS would not challenge the rents paid to us by our TRSs as being excessive, or that a court would not uphold such challenge. In that event, we could owe a tax of 100% on the amount of rents determined to be in excess of an arm’s-length rate.
     A third requirement for qualification of the rent received by us as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “15% test ratio”). With respect to each hotel, we believe either that the 15% test ratio is 15% or less or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of the 15% test ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.
     A fourth requirement for qualification of the rent received by us as “rents from real property” is that, other than within the 1% de minimis exception described above, we cannot furnish or render noncustomary services to the tenants of the hotels, or manage or operate the hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we may own up to 100% of the stock of a TRS, and the TRS may provide customary and noncustomary services to our tenants without tainting our rental income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because FelCor LP and the Subsidiary Partnerships do not perform any services other than customary ones for the lessees (other than within the 1% de minimis exception or through a TRS). Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform impermissible noncustomary services with respect to the tenant of the property.

     If a portion of the rent received by us from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. In addition, if the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) we own, actually or constructively, 10% or more of a non-TRS lessee, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotels, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we also could lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.
     In addition to the rent, the lessees are required to pay to FelCor LP and the Subsidiary Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the FelCor LP and the Subsidiary Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.
     The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
     A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our or FelCor LP’s assets is held for sale to customers and that a sale of any such asset would not be in the ordinary course of its business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we or FelCor LP will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”
     We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:
•	that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.
     However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

•	which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests. In such event, we likely would be unable to satisfy the 75% and 95% gross income tests and, thus, could fail to qualify as a REIT.
     From time to time, we or FelCor LP may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. For taxable years prior to 2005, to the extent that we or FelCor LP entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of such contract should have been qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. For taxable years beginning on and after January 1, 2005, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test (but will still be nonqualifying income for the purpose of the 75% gross income test). For those taxable years, a “hedging transaction” will mean any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate or price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
     If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:
•	our failure to meet those tests is due to reasonable cause and not to willful neglect, and

•	following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.
     We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Our Taxation,” even if the relief provisions apply, we would incur a 100% tax on (1) the amount by which we fail the 75% gross income test or (2) the amount by which 95% (90% for taxable years prior to 2005) of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.
     Asset Tests
     To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:
•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.
     Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.
     Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.
     Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
     Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
     For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:
•	“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
•	any loan to an individual or an estate;

•	any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	any obligation to pay “rents from real property”;

•	any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government of any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•	any security issued by a REIT;

•	any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership; or

•	any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification-Income Tests.”

     For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in the last two bullet points above.
     If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.
     In the event that, at the end of any calendar quarter in a taxable year beginning on or after January 1, 2005, we violate the second or third asset test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we discovered the failure of the asset test. In the event of a more than de minimis failure of any of the asset tests at the end of any calendar quarter in a taxable year beginning on or after January 1, 2005, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we discovered the failure of the asset test, (2) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests and (3) file a schedule with a description of each asset in accordance with regulations.
     Distribution Requirements
     Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.
     We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year, pay the distribution on or before the first regular dividend payment date after such declaration and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.
     We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.
     It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional preferred or common stock.
     Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.
     Recordkeeping Requirements
     We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We have complied, and we intend to continue to comply, with such requirements.
     Failure to Qualify
     If we failed to qualify as a REIT in any taxable year for which the statute of limitations remains open, and no relief provision applied, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
     For taxable years beginning on and after January 1, 2005, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in “— Income Tests” and “— Asset Tests.”
State and Local Taxes
     We or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property or reside. The state and local tax treatment in those jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.
PLAN OF DISTRIBUTION
     We may sell the securities offered by means of this prospectus to one or more underwriters for public offering and sale by them or may sell such securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of such securities will be named in the prospectus supplement relating to the securities. We also may sell shares directly to persons through an administrator in connection with a dividend reinvestment or similar plan.
     Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with a sale of the securities offered by means of this prospectus, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers or securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by us to the underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investors or on the portion of the aggregate principal amount of the particular offered security which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that:
•	the purchase by an institution of the offered securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the U.S. to which such institution is subject; and

•	if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of such securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or our or such institutional investors’ performance thereunder.
     We may agree to sell the securities to an underwriter for a delayed public offering and may further agree to adjustments before the public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering.
LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon for us by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas. In addition, the description of federal income tax consequences contained in the prospectus under the caption “Federal Income Tax Consequences Of Our Status As A Reit” is based upon an opinion of Hunton & Williams LLP, Richmond, Virginia.
EXPERTS
     The financial statements incorporated in this prospectus by reference to FelCor Lodging Trust Incorporated’s Current Report on Form 8-K dated and filed September 7, 2005, and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of FelCor Lodging Trust Incorporated for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date of this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$600,000,000
Common Stock, Preferred Stock, Depositary Shares and Warrants
PROSPECTUS
FELCOR LODGING TRUST
INCORPORATED

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the approximate amount of the fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered.

SEC Registration Fee	$70,620
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	15,000
Printing Fees	1,000
Miscellaneous	1,000

Total	$102,620

Item 15. Indemnification of Directors and Officers
     The charter of FelCor Lodging Trust Incorporated (“FelCor”), generally, limits the liability of FelCor’s directors and officers to FelCor and the shareholders for money damages to the fullest extent permitted, from time to time, by the laws of the State of Maryland. The Maryland General Corporation Law (“MGCL”) authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its stockholders for money damages except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received or (ii) to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.
     The charter and bylaws also provide, generally, for the indemnification of, and advance of expenses on behalf of, directors and officers, among others, to the fullest extent permitted by Maryland law. The MGCL authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the person is adjudicated to be liable to the corporation), in which they are made parties by reason of being or having been directors or officers, unless it is proved that (i) the act or omission of the person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. The MGCL also provides that, unless limited by the corporation’s charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys’ fees) incurred in connection with the proceeding. FelCor’s charter does not limit the extent of this indemnity.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Securities Act”) may be permitted to directors and officers of FelCor pursuant to the foregoing provisions or otherwise, FelCor has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
     FelCor may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above. The MGCL authorizes Maryland corporations to purchase and maintain insurance for former or existing directors or officers of the corporation against any liability assisted against and incurred by such person in that capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the MGCL. FelCor’s charter does not limit this authority to obtain insurance.

Item 16. Exhibits
     (a) Exhibits
          The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
1.1*	Form of Common Stock Underwriting Agreement.

1.2*	Form of Preferred Stock Underwriting Agreement.

1.3*	Form of Depositary Share Underwriting Agreement.

1.4*	Form of Warrants Underwriting Agreement.

4.1**	Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of FelCor Lodging Trust Incorporated, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997, Articles Supplementary filed May 6, 1998, Articles of Merger and Articles of Amendment dated July 27, 1998, Certificate of Correction dated March 11, 1999, Certificate of Correction to the Articles of Merger between FelCor and Bristol Hotel Company, dated August 30, 1999, Articles Supplementary, dated April 1, 2002, Certificate of Correction, dated March 29, 2004, to Articles Supplementary filed May 2, 1996, Articles Supplementary filed April 2, 2004, Articles Supplementary filed August 20, 2004, Articles Supplementary filed April 6, 2005, and Articles Supplementary filed August 29, 2005.

4.2**	Bylaws of FelCor, as amended.

4.3	Form of Share Certificate for Common Stock (filed as Exhibit 4.1 to FelCor’s Quarterly Report Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference).

4.4	Form of Share Certificate for $1.95 Series A Cumulative Convertible Preferred Stock (filed as Exhibit 4.4 to FelCor’s Current Report on Form 8-K dated May 1, 1996, and incorporated herein by reference).

4.5	Form of Share Certificate for 8% Series C Cumulative Redeemable Preferred Stock (filed as Exhibit 4.10.1 to FelCor’s Current Report on Form 8-K filed April 11, 2005, and incorporated herein by reference).

4.6.1	Deposit Agreement, dated April 7, 2005, between FelCor and SunTrust Bank, as preferred share depositary (filed as Exhibit 4.11.1 to FelCor’s Current Report on Form 8-K filed April 11, 2005, and incorporated herein by reference).

4.6.2	Supplement and Amendment to Deposit Agreement, dated August 30, 2005, between the Company and SunTrust Bank, as depositary(filed as Exhibit 4.11.2 to FelCor’s Current Report on Form 8-K filed April 11, 2005, and incorporated herein by reference).

4.7	Form of Depositary Receipt evidencing the Depositary Shares, which represent the 8% Series C Cumulative Redeemable Preferred Stock (filed as Exhibit 4.12.1 to FelCor’s Current Report on Form 8-K filed April 11, 2005, and incorporated herein by reference).

4.8*	Form of Deposit Agreement for Depositary Shares.

Exhibit
Number	Description of Exhibit
4.9*	Form of Equity Warrant Agreement.

4.10	Indenture dated as of April 22, 1996 by and between FelCor and SunTrust Bank, Atlanta, Georgia, as Trustee (filed as Exhibit 4.2 to FelCor’s Form 8-K dated May 1, 1996 and incorporated herein by reference).

4.11.1	Indenture, dated as of October 1, 1997, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein and SunTrust Bank, Atlanta, Georgia, as Trustee (filed as Exhibit 4.1 to the Registration Statement on Form S-4 (file no. 333-39595) of FelCor LP and the other co-registrants named therein and incorporated herein by reference).

4.11.2	First Amendment to Indenture, dated as of February 5, 1998, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein and SunTrust Bank, Atlanta, Georgia, as Trustee (filed as Exhibit 4.2 to the Registration Statement on Form S-4 (file no. 333-39595) of FelCor LP and the other co-registrants named therein and incorporated herein by reference).

4.11.3	Second Amendment to Indenture and First Supplemental Indenture, dated as of December 30, 1998, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein and SunTrust Bank, as Trustee (filed as Exhibit 4.7.2 to FelCor’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

4.11.4	Third Amendment to Indenture, dated as of March 30, 1999, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein and SunTrust Bank, as Trustee (filed as Exhibit 4.7.3 to FelCor’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated herein by reference).

4.11.5	Second Supplemental Indenture, dated as of August 1, 2000, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein, who are signatories thereto, and SunTrust Bank, as Trustee (filed as Exhibit 4.2.4 to the Registration Statement on Form S-4 (file no. 333-47506) of FelCor LP and the other co-registrants named therein and incorporated herein by reference).

4.11.6	Third Supplemental Indenture, dated as of July 26, 2001, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein, who are signatories thereto, and SunTrust Bank, as Trustee (filed as Exhibit 4.2.5 to the Registration Statement on Form S-4 (file no. 333-63092) of FelCor LP and the other co-registrants named therein and incorporated herein by reference).

4.11.7	Fourth Supplemental Indenture, dated as of October 1, 2002, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein, who are signatories thereto, and SunTrust Bank, as Trustee (filed as Exhibit 4.7.6 to FelCor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated herein by reference).

4.12.1	Indenture, dated as of September 15, 2000, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein and SunTrust Bank, as Trustee (filed as Exhibit 4.3 to the Registration Statement on Form S-4 (file no. 333-47506) of FelCor LP and the other co-registrants named therein and incorporated herein by reference).

4.12.2	First Supplemental Indenture, dated as of July 26, 2001, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein, who are signatories thereto, and SunTrust Bank, as Trustee (filed as Exhibit 4.3.1 to the Registration Statement on Form S-4 (file no. 333-63092) of FelCor LP and the other co-registrants named therein and incorporated herein by reference).

Exhibit
Number	Description of Exhibit
4.12.3	Second Supplement Indenture, dated as of October 1, 2002, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein, who are signatories thereto, and SunTrust Bank, as Trustee (filed as Exhibit 4.8.2 to FelCor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated herein by reference).

4.13.1	Indenture, dated as of June 4, 2001, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein and SunTrust Bank, as Trustee (filed as Exhibit 4.9 to FelCor’s Form 8-K dated as of June 4, 2001 and filed June 14, 2001, and incorporated herein by reference).

4.13.2	First Supplemental Indenture, dated as of July 26, 2001, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein, who are signatories thereto, and SunTrust Bank, as Trustee (filed as Exhibit 4.4.1 to the Registration Statement on Form S-4 (file no. 333-63092) of FelCor LP and the other co-registrants named therein and incorporated herein by reference).

4.13.3	Second Supplemental Indenture, dated as of October 1, 2002, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein, who are signatories thereto, and SunTrust Bank, as Trustee (filed as Exhibit 4.9.2 to FelCor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and incorporated herein by reference).

4.14	Indenture, dated as of May 26, 2004, by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein and SunTrust Bank, as Trustee.

5.1**	Opinion of Jenkens & Gilchrist, a Professional Corporation.

8.1**	Opinion of Hunton & Williams LLP.

12.1**	Computation of ratio of earnings to combined fixed charges and preferred stock dividends.

23.1	Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

23.3**	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on signature page).

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

**	Filed herewith.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 3rd day of October 2005.

FELCOR LODGING TRUST INCORPORATED,
a Maryland corporation

By:	/s/ LAWRENCE D. ROBINSON

Lawrence D. Robinson
Executive Vice President,
Secretary and General Counsel

S-1

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints each of Thomas J. Corcoran, Jr. and Lawrence D. Robinson, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments make such changes in this Registration Statement as deemed necessary or appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate effectiveness of such registration statements, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he or she might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD J. MCNAMARA Donald J. McNamara	Chairman of the Board and Director	October 3, 2005

/s/ THOMAS J. CORCORAN, JR. Thomas J. Corcoran, Jr.	President and Chief Executive Officer and Director	October 3, 2005

/s/ RICHARD A. SMITH Richard A. Smith	Executive Vice President and Chief Financial Officer	October 3, 2005

/s/ LESTER C. JOHNSON Lester C. Johnson	Senior Vice President and Controller (Principal Accounting Officer)	October 3, 2005

/s/ MELINDA J. BUSH Melinda J. Bush	Director	October 3, 2005

Richard S. Ellwood	Director

/s/ RICHARD O. JACOBSON Richard O. Jacobson	Director	October 3, 2005

/s/ DAVID C. KLOEPPEL David C. Kloeppel	Director	October 3, 2005

/s/ CHARLES A. LEDSINGER, JR. Charles A. Ledsinger, Jr.	Director	October 3, 2005

/s/ ROBERT H. LUTZ, JR. Robert H. Lutz, Jr.	Director	October 3, 2005

Robert A. Mathewson	Director

/s/ MICHAEL D. ROSE Michael D. Rose	Director	October 3, 2005

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